Exhibit 2
                Agreement and Plan of Merger dated June 14, 1999

                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                HTD CORPORATION,

                              HTD MANAGEMENT, INC.,

                    CERTAIN STOCKHOLDERS OF HTD CORPORATION,

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.,

                               MEDIQ INCORPORATED

                                       and

                           HTD ACQUISITION CORPORATION

                            Dated as of June 14, 1999


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                                                 TABLE OF CONTENTS

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                                                                                                               Page
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

ARTICLE I THE MERGER..............................................................................................3

         Section 1.1 Surviving Corporation........................................................................3
         Section 1.2 Effective Time...............................................................................4
         Section 1.3 Closing......................................................................................4
         Section 1.4 Effects of the Merger........................................................................4
         Section 1.5 Certificate of Incorporation.................................................................4
         Section 1.6 Bylaws.......................................................................................4
         Section 1.7 Directors and Officers.......................................................................5

ARTICLE II  CONSIDERATION.........................................................................................5

         Section 2.1 Consideration................................................................................5
         Section 2.2 Closing Date Payments........................................................................7
         Section 2.3 Escrow Agreement.............................................................................7
         Section 2.4 Options......................................................................................8
         Section 2.5 Adjustment of Aggregate Closing Consideration................................................9
         Section 2.6 Purchase of MEDIQ Securities................................................................11

ARTICLE III STATUS AND CONVERSION OF SECURITIES..................................................................12

         Section 3.1 Status and Conversion of Securities.........................................................12
         Section 3.2 Closing of the Company's Transfer Books.....................................................13
         Section 3.3 Exchange of Certificates....................................................................13
         Section 3.4 Dissenting Shares...........................................................................14
         Section 3.5 Appointment of Stockholders' Agents.........................................................14
         Section 3.6 Distribution by Stockholders' Agents........................................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................16

         Section 4.1  Company and Subsidiaries...................................................................16
         Section 4.2  Capital Stock..............................................................................16
         Section 4.3  Authority and Enforceability...............................................................18
         Section 4.4  Consents and Approvals.....................................................................18
         Section 4.5  Non-Contravention..........................................................................18
         Section 4.6  Financial Statements.......................................................................19
         Section 4.7  Absence of Undisclosed Liabilities.........................................................20
         Section 4.8  No Material Adverse Changes................................................................20
         Section 4.9  Absence of Certain Developments............................................................20
         Section 4.10 Real Properties............................................................................23
         Section 4.11 Accounts Receivable........................................................................24
         Section 4.12 Contracts and Commitments..................................................................25
         Section 4.13 Intellectual Property Rights...............................................................27
         Section 4.14 Litigation.................................................................................28
         Section 4.15 Employees..................................................................................28

                                       ii
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

         Section 4.16 Employee Benefit Plans.....................................................................29
         Section 4.17 Insurance..................................................................................32
         Section 4.18 Compliance.................................................................................33
         Section 4.19 Environmental Matters......................................................................33
         Section 4.20 Tax Liabilities............................................................................34
         Section 4.21 Books and Records..........................................................................36
         Section 4.22 Inventory and Equipment....................................................................36
         Section 4.23 Customers..................................................................................37
         Section 4.24 Bank Accounts..............................................................................37
         Section 4.25 Relationships with Related Parties.........................................................37
         Section 4.26 Assets.....................................................................................38
         Section 4.27 Brokerage..................................................................................39
         Section 4.28 Disclosure.................................................................................39
         Section 4.29 Board Recommendation.......................................................................39
         Section 4.30 Required Company Vote......................................................................39
         Section 4.31 Certain Payments...........................................................................39
         Section 4.32 Third-Party Payment Contracts..............................................................40
         Section 4.33 Billing; Gratuitous Payments...............................................................40
         Section 4.34 Fraud and Abuse Matters....................................................................40
         Section 4.35 Reimbursement Matters......................................................................41
         Section 4.36 Federal Health Care Programs...............................................................42
         Section 4.37 No Criminal Proceedings....................................................................43
         Section 4.38 PrimeSource Transaction....................................................................44
         Section 4.39 Indebtedness...............................................................................44
         Section 4.40 Fees and Expenses..........................................................................44
         Section 4.41 Severance, Bonus and Other Expenses........................................................44
         Section 4.42 Other Agreements...........................................................................45

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS...............................................45

         Section 5.1 Ownership...................................................................................45
         Section 5.2 Authorization and Enforceability............................................................45
         Section 5.3 Non-Contravention...........................................................................45
         Section 5.4 Consents and Approvals......................................................................46

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PENMAN..............................................................46

         Section 6.1 Investment Intent...........................................................................46
         Section 6.2 Unregistered Shares.........................................................................46
         Section 6.3 Sophistication; Familiarity.................................................................46
         Section 6.4 Investment Risk.............................................................................46
         Section 6.5 Information.................................................................................47
         Section 6.6 Investment Decision.........................................................................47

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE MEDIQ PARTIES..................................................47

         Section 7.1 Corporate Existence and Power...............................................................47
         Section 7.2 Corporate Authorization.....................................................................47
         Section 7.3 Non-Contravention...........................................................................47
         Section 7.4 Government Authorization....................................................................48

                                      iii

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

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF MEDIQ TO PENMAN...................................................48

         Section 8.1 Litigation..................................................................................48
         Section 8.2 Compliance..................................................................................48
         Section 8.3 Existence; Good Standing; Authority.........................................................49
         Section 8.4 Capitalization..............................................................................49
         Section 8.5 SEC Documents...............................................................................50
         Section 8.6 Absence of Certain Changes..................................................................51
         Section 8.7 Books and Records...........................................................................51
         Section 8.8 Disclosure..................................................................................51

ARTICLE VIII CERTAIN OBLIGATIONS OF THE PARTIES..................................................................51

         Section 9.1  Public Announcements.......................................................................51
         Section 9.2  Costs, Expenses and Taxes..................................................................51
         Section 9.3  Access to Information......................................................................52
         Section 9.4  Further Assurances.........................................................................52
         Section 9.5  Non-Competition............................................................................52
         Section 9.6  Severance..................................................................................54
         Section 9.7  Releases...................................................................................54
         Section 9.8  Obligation to Consummate the PrimeSource Transaction.......................................54
         Section 9.9  Officer and Director Indemnification.......................................................54
         Section 9.10 Stockholder Approval.......................................................................54
         Section 9.11 Release of Prior Indemnification Rights....................................................55

ARTICLE X DELIVERIES AT THE CLOSING..............................................................................55

         Section 10.1 Deliveries to the MEDIQ Parties............................................................55
         Section 10.2 Deliveries to the Company and the Principal Stockholders...................................57

ARTICLE XI INDEMNIFICATION.......................................................................................58

         Section 11.1 Indemnification by the Stockholders........................................................58
         Section 11.2 Indemnification by the MEDIQ Parties.......................................................60
         Section 11.3 Notice and Procedure for Indemnification...................................................61
         Section 11.4 Exclusive Remedy...........................................................................62

ARTICLE XII TAX MATTERS..........................................................................................62

         Section 12.1 Tax Matters Agreement; Termination of Tax Sharing Agreement................................62
         Section 12.2 Tax Effect of Payments.....................................................................62

ARTICLE XIII MISCELLANEOUS.......................................................................................63

         Section 13.1 Amendment and Modification.................................................................63
         Section 13.2 Notices....................................................................................63
         Section 13.3 Counterparts...............................................................................64
         Section 13.4 Entire Agreement; No Third Party Beneficiaries.............................................64
         Section 13.5 Severability...............................................................................64
         Section 13.6 Nature and Survival of Representations.....................................................65
         Section 13.7 Governing Law; Jurisdiction................................................................65

                                       iv

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

         Section 13.8 Successors and Assigns; Assignment.........................................................65

                                              INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Acquired Businesses...............................................................................................3
Acquired Companies...............................................................................................16
Acquired Company.................................................................................................16
Acquired Subsidiaries.............................................................................................3
Acquisition Corp..................................................................................................1
Acute Care Consideration..........................................................................................2
Acute Care Subsidiaries...........................................................................................2
Adjustment Amount.................................................................................................9
Aggregate Closing Consideration...................................................................................5
Aggregate Equipment Value.........................................................................................9
Aggregate Option Consideration....................................................................................8
Agreement.........................................................................................................1
Allocation Percentage.............................................................................................1
Antares...........................................................................................................6
Antares Indebtedness..............................................................................................6
Average NBV......................................................................................................10
Balance Sheet....................................................................................................19
Balance Sheet Date...............................................................................................19
Carve-Out Financial Statements...................................................................................19
Carve-Out Interim Financials.....................................................................................19
Cash Closing Consideration........................................................................................5
Certificate......................................................................................................12
Certificate of Merger.............................................................................................4
Closing...........................................................................................................4
Closing Date......................................................................................................4
Closing Statement.................................................................................................9
Code.............................................................................................................29
Common Stock......................................................................................................1
Company...........................................................................................................1
Company Expenses.................................................................................................51
Company Stock.....................................................................................................1
Computer Software................................................................................................37
Contract.........................................................................................................18
Contracts........................................................................................................18
Damages..........................................................................................................57
DGCL..............................................................................................................2
Dissenting Shares................................................................................................13
Effective Time....................................................................................................4
Environmental Claims.............................................................................................33
Environmental Laws...............................................................................................33

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

Equipment Value..................................................................................................10
ERISA............................................................................................................29
ERISA Affiliate..................................................................................................29
Escrow Agent......................................................................................................7
Escrow Agreement..................................................................................................7
Escrow Fund.......................................................................................................8
Executive Compensation Plan......................................................................................29
Financial Statements.............................................................................................18
Former Real Property.............................................................................................33
GAAP.............................................................................................................19
General Merger Consideration......................................................................................5
Governmental Entity..............................................................................................18
Hazardous Materials..............................................................................................33
HTD Management....................................................................................................1
Improvements.....................................................................................................23
Indebtedness.....................................................................................................43
Indemnified Party................................................................................................59
Indemnifying Party...............................................................................................59
Independent Accounting Firm......................................................................................10
Initial Acute Care Consideration..................................................................................2
Initial Escrow Fund...............................................................................................7
Interim Financials...............................................................................................18
knowledge........................................................................................................19
Law..............................................................................................................18
Leased Real Property.........................................................................................22, 23
Leases...........................................................................................................22
Lien.............................................................................................................17
Litigation Conditions............................................................................................60
Material Adverse Effect..........................................................................................16
Medicaid.........................................................................................................22
Medicare.........................................................................................................21
MEDIQ.............................................................................................................1
MEDIQ Material Adverse Effect....................................................................................48
MEDIQ Parties.....................................................................................................1
MEDIQ Shares.....................................................................................................45
MEDIQ/PRN.........................................................................................................1
Merger............................................................................................................1
Money Options.....................................................................................................8
Option Holders....................................................................................................1
Options...........................................................................................................1
PENMAN............................................................................................................3


PENMAN Closing Consideration......................................................................................5
PENMAN Escrow Fund................................................................................................8
PENMAN Initial Escrow Fund........................................................................................7
PENMAN Merger Consideration.......................................................................................6
Pension Plan.....................................................................................................30
Per Share Cash Payment...........................................................................................12
Permitted Liens..................................................................................................37
person...........................................................................................................16
Plan.............................................................................................................29
PrimeSource.......................................................................................................2
PrimeSource Agreement.............................................................................................2
PrimeSource Escrow Agreement......................................................................................2
PrimeSource Escrow Deposit........................................................................................2
PrimeSource Escrow Fund...........................................................................................2
PrimeSource Letter................................................................................................3
PrimeSource Transaction...........................................................................................2
Principal Stockholder.............................................................................................1
Principal Stockholders............................................................................................1
Real Properties..................................................................................................22
Related Party....................................................................................................37
Rental Equipment.................................................................................................36
Rental Equipment Category.........................................................................................9
Restricted Period................................................................................................51
S/H Escrow Fund...................................................................................................7
S/H Initial Escrow Fund...........................................................................................7
Section 6(h) Value Per Share......................................................................................8
Securities Laws..................................................................................................17
Severance........................................................................................................44
Stock Option Committee............................................................................................8
Stock Option Plan.................................................................................................8
Stockholder Agent................................................................................................14
Stockholders......................................................................................................1
Stockholders' Agents.............................................................................................14
Subsidiary........................................................................................................3
Surviving Corporation.............................................................................................3
Tax..............................................................................................................35
Tax Matters Agreement............................................................................................61
Taxes............................................................................................................35
Taxing Authority.................................................................................................35
Third Party Claim................................................................................................60
TRIAD.............................................................................................................2
Triad Asset Transfer..............................................................................................2
Triad Transfer Bill of Sale.......................................................................................2
Year 2000 Compliance.............................................................................................38

                                INDEX OF EXHIBITS


Exhibit A                  Stockholders List
Exhibit B                  Option Holders List
Exhibit C                  Form of Triad Transfer Bill of Sale
Exhibit D                  Form of PrimeSource Agreement
Exhibit E                  Form of Joinder Agreement
Exhibit F                  Form of Escrow Agreement
Exhibit G                  Rental Equipment Categories
Exhibit H                  Form of Opinion of Porter & Hedges
Exhibit I                  Form of Opinion of Altheimer & Gray
Exhibit J                  Form of Opinion of Dechert Price & Rhoads

                               INDEX OF SCHEDULES

Schedule 2.2                        Company and Stockholder Expenses
Schedule 2.4                        Money Options
Schedule 4.1                        Company and Subsidiaries
Schedule 4.2                        Capital Stock
Schedule 4.4                        Consents and Approvals
Schedule 4.5                        Noncontravention
Schedule 4.6                        Financial Statements
Schedule 4.7                        Undisclosed Liabilities
Schedule 4.9                        Certain Developments
Schedule 4.10                       Real Properties
Schedule 4.11                       Accounts Receivable
Schedule 4.12                       Contracts
Schedule 4.13                       Intellectual Property Rights
Schedule 4.14                       Litigation
Schedule 4.15                       Employees
Schedule 4.16                       Employee Benefit Plans
Schedule 4.17                       Insurance
Schedule 4.18                       Compliance
Schedule 4.19                       Environmental Matters
Schedule 4.20                       Taxes
Schedule 4.22                       Inventory and Equipment
Schedule 4.23                       Customers
Schedule 4.24                       Bank Accounts
Schedule 4.25                       Relationships with Related Parties
Schedule 4.26                       Assets
Schedule 4.32                       Third Party Payment Contracts
Schedule 4.33                       Billing
Schedule 4.34                       Fraud and Abuse
Schedule 4.35                       Reimbursement Matters
Schedule 4.36                       Federal Health Care Programs
Schedule 4.41                       Funds Flow Statement
Schedule 5.3                        Non-Contravention
Schedule 5.4                        Consents and Approvals
Schedule 8.4                        Capitalization
Schedule 8.5                        SEC Documents
Schedule 9.6                        Severance Matters

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT and PLAN OF MERGER (the "Agreement") is dated as of the 14th day of June, 1999, by and among HTD Corporation, a Delaware corporation (the "Company"), HTD Management Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("HTD Management"), the stockholders of the Company listed on the signature page hereof (each individually referred to herein as a "Principal Stockholder" and collectively as the "Principal Stockholders"), MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), MEDIQ/PRN Life Support Services, Inc., a Delaware corporation ("MEDIQ/PRN"), and HTD Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of MEDIQ/PRN ("Acquisition Corp." and, together with MEDIQ and MEDIQ/PRN, the "MEDIQ Parties").

     WHEREAS, Acquisition Corp. is a duly incorporated Delaware corporation formed by MEDIQ/PRN for the purpose of the Merger (as defined herein), with authorized capital stock consisting of 1,000 shares of common stock, $.01 par value, of which 1,000 shares are duly and validly issued and outstanding and owned by MEDIQ/PRN;

     WHEREAS, the Company is a duly incorporated Delaware corporation, with authorized capital stock consisting of (i) 10,000,000 shares of common stock, $.001 par value per share ("Common Stock"), of which 5,442,660 shares are duly and validly issued, outstanding and entitled to vote as of the date hereof (the issued and outstanding shares of Common Stock at any time prior to the Effective Time (as defined herein) being the "Company Stock"), and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, none of which are issued or outstanding;

     WHEREAS, the respective Boards of Directors of the Company and the MEDIQ Parties have approved the merger of Acquisition Corp. with and into the Company (the "Merger"), pursuant to which the Company will be the Surviving Corporation (as defined herein);

     WHEREAS, the Principal Stockholders constitute the record owners of 86% or more of the outstanding shares of Common Stock;

     WHEREAS, the holders of the Company Stock listed on Exhibit A (the "Stockholders") constitute all the holders of record of Company Stock, and Exhibit A sets forth for each Stockholder (i) the number of shares of Common Stock held by such Stockholder immediately prior to the Effective Time and (ii) the percentage of the total number of issued and outstanding shares of Company Stock that are held by such Stockholder (the "Allocation Percentage");

     WHEREAS, the holders of outstanding options to acquire Common Stock of the Company ("Options") listed on Exhibit B (the "Option Holders") constitute all of the holders of Options and Exhibit B sets forth for each Option Holder (i) the number of shares of Common Stock underlying the Options held by such Option Holder immediately prior to the Effective Time, (ii) the exercise price per share with respect to each Option and (iii) the portion of the Aggregate Option Consideration (as defined herein), if any, applicable to each Option.

     WHEREAS, contemporaneously with the execution of this Agreement, the Merger is being approved by the holders of shares of Common Stock representing at least 86% of the Company Stock in accordance with the Delaware General Corporate Law (the "DGCL") and the Company's Certificate of Incorporation and the Company's Bylaws;

     WHEREAS, pursuant to a Bill of Sale and Assignment and Assumption Agreement dated June 14, 1999 attached hereto as Exhibit C (the "Triad Transfer Bill of Sale"), all the operating assets and operating liabilities of the following subsidiaries of the Company: (i) Healthcare Technology Delivery, Inc., a Delaware corporation, (ii) Futuretech, Inc., an Alabama corporation, (iii) Medical Companies Alliance, Inc., a Utah corporation, (iv) Futuretech of Maryland, a Maryland corporation formerly known as Megatech Medical, Inc., (v) Bimeco, Inc., a Florida corporation ("Bimeco"), (vi) Douglass Medical, Inc., a Florida corporation, and (vii) Futuretech of Washington, Inc., a Washington corporation formerly known as Omni Medical, Inc. (collectively, the "Acute Care Subsidiaries"), which are not primarily related to the Company's acute care distribution business were transferred (the "Triad Asset Transfer") to TRIAD Holdings, Inc., a Delaware corporation ("TRIAD"), or to a subsidiary of TRIAD;

     WHEREAS pursuant to a Stock Purchase Agreement dated the date of this Agreement, among PrimeSource Surgical, Inc., a Delaware corporation ("PrimeSource"), the Company, HTD Management, and MEDIQ, a copy of which is attached hereto as Exhibit D (the "PrimeSource Agreement"), PrimeSource has agreed to acquire the Acute Care Subsidiaries on the date hereof through a purchase (the "PrimeSource Transaction") to occur simultaneously with the Effective Time of the Merger of all of the outstanding capital stock of all Acute Care Subsidiaries that are not subsidiaries of other Acute Care Subsidiaries;

     WHEREAS the PrimeSource Agreement contemplates that, as a result of the PrimeSource Transaction, all of the liabilities of the Acute Care Subsidiaries that are primarily related to the Company's acute care distribution business will remain liabilities of the Acute Care Subsidiaries and that PrimeSource will pay to HTD Management the following consideration: $17,000,000 in cash (the "Acute Care Consideration"); subject to (i) an adjustment based on working capital levels at the closing of the PrimeSource Transaction and (ii) a holdback of funds pursuant to an escrow arrangement;

     WHEREAS, the PrimeSource Agreement provides that of the Acute Care Consideration (i) $15,500,000 is to be paid to HTD Management upon the closing of the PrimeSource Transaction for the account of and for subsequent distribution to the Stockholders as herein provided (the "Initial Acute Care Consideration"), and (ii) $1,500,000 (the "PrimeSource Escrow Deposit" and such amount with any additions thereto or deletions therefrom being the "PrimeSource Escrow Fund") is to be paid to an escrow agent for later distribution in accordance with an escrow agreement (the "PrimeSource Escrow Agreement");

     WHEREAS, the Company and PrimeSource have delivered evidence to the MEDIQ Parties that they are prepared to consummate the PrimeSource Transaction, including executed copies of all the agreements and instruments contemplated to be delivered at the closing of the PrimeSource Transaction, evidence that PrimeSource has received adequate financing for the transactions contemplated by the PrimeSource Agreement and a certificate certifying that all conditions to PrimeSource's obligations under the PrimeSource Agreement have been satisfied;

     WHEREAS, pursuant to the PrimeSource Agreement (A) PrimeSource agrees to indemnify the Company and the MEDIQ Parties from any liability related to (i) the capital stock, assets, liabilities and businesses acquired by PrimeSource in connection with the PrimeSource Transaction or (ii) the PrimeSource Agreement and the transactions contemplated thereby, in each case other than the obligation to consummate the PrimeSource Transaction and pay the Acute Care Consideration to the Stockholders in accordance with the terms set forth in the PrimeSource Agreement and this Agreement and the obligation to recognize any gain arising from the PrimeSource Transaction and MEDIQ/PRN agrees to indemnify PrimeSource from any liability transferred to TRIAD in the Triad Asset Transfer;

     WHEREAS the direct and indirect subsidiaries of the Company (each a "Subsidiary") other than the Acute Care Subsidiaries (such other Subsidiaries being the "Acquired Subsidiaries"), as such Acquired Subsidiaries are conducted after the Triad Asset Transfer, engage in the business of the rental of movable rental equipment, the sale of disposable products and biomedical repair services (the "Acquired Businesses"); and

     WHEREAS, in contemplation of the transactions contemplated hereby, PENMAN Private Equity and Mezzanine Fund, L.P. ("PENMAN") and MEDIQ executed a joinder (the "Joinder Agreement") to the Securities Purchase and Holders Agreement, dated May 29, 1998, by and among MEDIQ and certain parties named therein (the "Securities Purchase Agreement") and the Registration Rights Agreement, dated May 29, 1998 by and among MEDIQ and certain parties named therein, in the form attached hereto as Exhibit E.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1. Surviving Corporation. At the Effective Time, and in accordance with the provisions of this Agreement and the DGCL, Acquisition Corp. shall be merged with and into the Company, which shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and which shall continue its corporate existence under the laws of the State of Delaware and whereupon the separate corporate existence of Acquisition Corp. shall cease. References herein to the Company or Acquisition Corp. with respect to transactions or acts occurring after the Effective Time shall mean the Surviving Corporation.

     Section 1.2. Effective Time. The Merger shall become effective when the Certificate of Merger (as defined herein) is filed with the office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Certificate of Merger shall be filed as soon as practicable after the Closing (as defined herein) and shall provide that the Merger shall become effective immediately upon the filing of the Certificate of Merger. The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

     Section 1.3. Closing.

     (a) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, on the date hereof (the date and time of such Closing being herein referred to as the "Closing Date"). The parties shall use all reasonable efforts to cause the Closing Date and the Effective Time to occur on the same calendar day.

     (b) At the Closing the Surviving Corporation shall execute a certificate of merger (the "Certificate of Merger") and cause said Certificate of Merger to be filed and recorded in accordance with the applicable provisions of the DGCL.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation without further act or deed.

     Section 1.5. Certificate of Incorporation. The Certificate of Incorporation of Acquisition Corp. as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with law; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be HTD Corporation.

     Section 1.6. Bylaws. The Bylaws of Acquisition Corp. as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended as provided therein and in accordance with law.

     Section 1.7. Directors and Officers. Each person who is a director or officer of Acquisition Corp. immediately prior to the Effective Time shall, after the Effective Time, be a director or officer of the Surviving Corporation, without change until the earlier of such person's resignation or removal or the election and qualification of his successor in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with law.

                                   ARTICLE II
                                  CONSIDERATION

Section 2.1. Consideration.

     (a) As used herein, "Aggregate Closing Consideration" means $35,753,293.02, consisting of the sum of (i) $25,418,919.48 (the "Cash Closing Consideration"),
(ii) the S/H Initial Escrow Fund (as defined herein), (iii) the S/H Escrow Fund (as defined herein), (iv) the value of the PENMAN Closing Consideration (as defined herein), (v) the PENMAN Initial Escrow Fund (as defined herein) and (vi) the PENMAN Escrow Fund (as defined herein).

     (b) "General Merger Consideration" means, for each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by PENMAN, the right in accordance with the terms of this Agreement to receive (i) at the Effective Time, the quotient obtained by dividing the Cash Closing Consideration by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by PENMAN, (ii) within two business days after the Closing Statement (as defined herein) has been finalized in accordance with Section 2.5, the quotient obtained by dividing the S/H Initial Escrow Fund (after taking into consideration all deletions therefrom, if any, that are required by Section 2.5) by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by PENMAN, (iii) subjec to the terms of the Escrow Agreement, on the date 18 months after the Effective Time or, if MEDIQ has not submitted claims (excluding claims which have been resolved favorably to the Stockholders before the first anniversary of the Closing) against the Escrow Fund aggregating at least $1.25 million on or before the first anniversary of the date hereof, then on such first anniversary, the quotient obtained by dividing the S/H Escrow Fund (subject to reduction, if any, as provided in Section 2.5 and Section 11.1) by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by PENMAN, (iv) promptly upon and in any event within two business days after receipt of any portion of the Initial Acute Care Consideration by HTD Management on behalf of the Stockholders, the quotient obtained by dividing such received amount by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, including shares of Common Stock held by PENMAN and (v) promptly upon and in any event within two business days after receipt of any portion of the PrimeSource Escrow Funds by HTD Management on behalf of the Stockholders in accordance with the PrimeSource Escrow Agreement, the quotient obtained by dividing such funds received by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time.

     (c) "PENMAN Closing Consideration" means, 35,405.75 shares of MEDIQ common stock, par value $.01 per share ("MEDIQ Common Stock"), 373,830.20 shares of MEDIQ Series A 13% Cumulative Compounding Preferred Stock, par value $.01 per share ("MEDIQ Series A Preferred Stock"), 106,498.96 shares of MEDIQ Series B 13.25% Cumulative Compounding Perpetual Preferred Stock, par value $.01 per share ("MEDIQ Series B Preferred Stock"), and 192,493.55 shares of MEDIQ Series C 13.5% Cumulative Compounding Preferred Stock, par value $.01 per share ("MEDIQ Series C Preferred Stock").

     (d) "PENMAN Merger Consideration" means for the aggregate number of issued and outstanding shares of Common Stock held by PENMAN immediately prior to the Effective Time, the right in accordance with the Agreement to receive (i) at the Effective Time, the PENMAN Closing Consideration, (ii) within two business days after the Closing Statement has been finalized in accordance with Section 2.5, the PENMAN Initial Escrow Fund (after taking into consideration all deletions therefrom, if any, that are required by Section 2.5), (iii) subject to the terms of the Escrow Agreement, on the date 18 months after the Effective Time or, if MEDIQ has not submitted claims (excluding claims which have been resolved favorably to the Stockholders before the first anniversary of the Closing) against the Escrow Fund aggregating at least $1.25 million on or before the first anniversary of the date hereof, then on such first anniversary, the PENMAN Escrow Fund (subject to reduction, if any, as provided in Section 2.5 and Section 11.1), (iv) promptly (and in any event within two business days) upon receipt of any portion of the Initial Acute Care Consideration by HTD Management on behalf of the Stockholders, the product of such received amount and a fraction the numerator of which is the aggregate number of shares of Common Stock owned by PENMAN immediately prior to the Effective Time and denominator of which is the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and (v) promptly (and in any event within two business days) upon receipt of any portion of the PrimeSource Escrow Funds by HTD Management on behalf of the Stockholders in accordance with the PrimeSource Escrow Agreement, the product of such funds received and a fraction the numerator of which is the aggregate number of shares of Common Stock owned by PENMAN immediately prior to the Effective Time and denominator of which is the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time.

     (e) For accounting and tax purposes and if and to the extent permitted by applicable tax laws and regulations, the parties intend that the Closing of the transactions contemplated hereby shall be deemed to be 12.01 a.m. on May 28, 1999 (the "Accounting Effective Time").

     Section 2.2. Closing Date Payments. At the Effective Time, the MEDIQ Parties shall cause the Company to pay, and the MEDIQ Parties shall provide to the Company, such cash funds as the Company may require in order to pay:

          (i) $21,026,884.46 to Antares Leveraged Capital Corp. ("Antares"), representing payment in full of the unpaid balance, including principal and interest and fees accrued through the Closing Date, of all indebtedness owed by the Company and the Subsidiaries to Antares at the Closing Date and all prepayment penalties or premiums related thereto (the "Antares Indebtedness");

          (ii) $2,025,000 to Equus II Incorporated, representing payment in full of the unpaid principal balance of the non-interest bearing promissory note of the Company dated May 1, 1998, payable to the order of Equus II Incorporated in the original principal amount of $2,025,000;

          (iii) $50,000 to Robert A. Butterworth and $50,000 to Regis Farrell, in exchange for their assumption or payment of, and their obtaining the release of Bimeco from all obligations in respect of the mortgage indebtedness of Bimeco secured by the Largo, Florida office and warehouse facility formerly owned by Bimeco;

          (iv) $39,111.71, which amount includes all amounts required to be withheld therefrom under applicable withholding laws on behalf of the employer and the employee, to or on behalf of the holders of all Money Options (as defined herein), representing the Aggregate Option Consideration payable under Section 2.4 hereof;

          (v) an aggregate $15,000 in the following amounts to the individuals named below pursuant to the Warrant Surrender Agreement dated May 25, 1999, among the Company and such individuals:


          Edward Berman $7,500
          William G. Graue $7,500

          (vi) an aggregate $134,770.80 to the persons named on Schedule 2.2 attached hereto in payment of all Company and Stockholder expenses of the nature described in Section 4.40 hereof; and

          (vii) $521,740 to Robert A. Butterworth pursuant to the Cancellation Agreement dated June 4, 1999, executed by Mr. Butterworth.

     Section 2.3. Escrow Agreement. On the date hereof, an escrow agreement in the form attached hereto as Exhibit F (the "Escrow Agreement") shall be executed by MEDIQ/PRN, the Stockholders' Agents (as defined herein) and the escrow agent named therein (the "Escrow Agent"). Pursuant to the Escrow Agreement, at the Closing, MEDIQ/PRN shall and MEDIQ shall cause MEDIQ/PRN to deposit with the Escrow Agent: (i) $388,036.10 in cash (such amount, including any accretions thereto and reductions therefrom, and any interest earned thereon, the "S/H Initial Escrow Fund") and 6,220.88 shares of MEDIQ Series A Preferred Stock, 1772.25 shares of MEDIQ Series B Preferred Stock, and 3,203.26 shares of MEDIQ Series C Preferred Stock (such securities, including any cash exchanged therefor and accretions thereto and reductions therefrom, and any interest and dividends earned thereon, the "PENMAN Initial Escrow Fund," and, together with the S/H Initial Escrow Fund, being the "Initial Escrow Fund" to be held in escrow as security for any adjustment of the Aggregate Closing Consideration as provided for in Section 2.5 hereof and (ii) $1,940,180.40 in cash (such amount, including any accretions thereto and reductions therefrom, and any interest earned thereon, less the Escrow Agent's fees and expenses, being the "S/H Escrow Fund") and 31,104.41 shares of MEDIQ Series A Preferred Stock 8,861.21 shares of MEDIQ Series B Preferred Stock, and 16,016.34 shares of MEDIQ Series C 13.5%

Cumulative Compounding Preferred Stock (such securities, including any cash exchanged therefor and any accretions thereto and reductions therefrom, and any interest earned thereon, being the "PENMAN Escrow Fund," and, together with the S/H Escrow Fund, being the "Escrow Fund") to be held in escrow as additional security for any adjustment of the Aggregate Closing Consideration and as security for indemnification obligations of the Stockholders set forth herein and distributed in accordance with the Escrow Agreement. Any portion of the Acute Care Consideration held in escrow shall be held in escrow pursuant to the PrimeSource Escrow Agreement.

     Section 2.4. Options.

     (a) As used in this Section 2.4 and elsewhere in this Agreement:

          (i) "Stock Option Plan" means the Company's 1997 Incentive Plan under which all of the outstanding Options have been granted;

          (ii) "Stock Option Committee" means the Committee of the Board of Directors of the Company charged with the administration of the Stock Option Plan;

          (iii) "Section 6(h) Value Per Share" has the meaning specified in paragraph (b) of this Section 2.4;

          (iv) "Money Options" means all Options which have an exercise price per share of Common Stock which is less than the Section 6(h) Value Per Share; and

          (v) "Aggregate Option Consideration" means an amount of cash equal to
     (x) the Section 6(h) Value Per Share multiplied by the maximum number of shares of Common Stock issuable upon exercise of all Money Options outstanding at the Effective Time, minus (y) the aggregate exercise price of all Money Options outstanding at the Effective Time.

     (b) The Stock Option Committee, acting pursuant to clause (ii) of Section 6(h) of the Stock Option Plan, and after taking into account various factors deemed relevant by the Stock Option Committee (including the deferral and contingent nature of the amounts, if any, to be received by the Stockholders after the Closing Date in respect of the Initial Escrow Fund, the Escrow Fund and the PrimeSource Escrow Deposit, and the obligations imposed by this Agreement and the PrimeSource Agreement on the Stockholders and the Principal Stockholders, respectively), has determined that the value of the cash and other property received or to be received by the Stockholders in respect of each share of Company Stock in connection with the Merger and the PrimeSource Transaction is $9.30 (the "Section 6(h) Value Per Share"). Immediately prior to the Effective Time, the Company, acting through the Stock Option Committee and pursuant to Section 6(h) of the Stock Option Plan, shall cancel all then outstanding Options. At or immediately following the Effective Time, the Company shall pay to each holder of a Money Option, in cash, an amount equal to (i) the
Section 6(h) Value Per Share multiplied by the maximum number of shares of Common Stock issuable upon the exercise of such Money Option, minus (y) the aggregate exercise price at which such Money Option is then exercisable, which such amount is set forth on Schedule 2.4 for each holder of a Money Option. Notwithstanding the foregoing, all payments under this Section 2.4(b) shall be net of any applicable required tax withholding.

     Section 2.5. Adjustment of Aggregate Closing Consideration.

     (a) The Aggregate Closing Consideration is based, in part, upon the Aggregate Equipment Value (as defined herein) as of the Accounting Effective Time being equal to at least the difference between (i) the Aggregate Equipment Value of the Acquired Companies as of May 31, 1999, and (ii) $500,000 (such difference being the "Reference Amount"). For purposes hereof, the value referred to in the foregoing clause (i) shall be determined by the Company based upon the books and records of the Acquired Companies within 20 days of the Effective Time. After the Closing Date, the Aggregate Closing Consideration shall be reduced dollar for dollar to the extent that the Aggregate Equipment Value as of the Accounting Effective Time is less than the Reference Amount (such difference being, the "Adjustment Amount") The Closing Statement (as defined herein) on which the Adjustment Amount, if any, is based shall set forth the Aggregate Equipment Value.

     (b) Within ten (10) days after the Closing, MEDIQ/PRN shall conduct a physical equipment count to determine the aggregate number of usable and rentable units of Rental Equipment for each category of Rental Equipment set forth on Exhibit G (each, a "Rental Equipment Category") that are in the physical possession of an Acquired Company at the Accounting Effective Time and within twenty (20) days after Closing, MEDIQ/PRN shall determine the aggregate number of usable and rentable units of Rental Equipment for each Rental Equipment Category that were on rent to customers at the Accounting Effective Time. For purposes of this Section 2.5, "usable and rentable" means patently rentable in the ordinary course of business, subject to any requirement for routine maintenance and repair. MEDIQ/PRN will either physically observe and/or obtain third party confirmations of the aggregate number of usable and rentable units of Rental Equipment to be included in the Aggregate Equipment Value.

     (c) Within thirty (30) days after the Closing, MEDIQ/PRN shall prepare and deliver to the Stockholders' Agents a statement (the "Closing Statement") of the Aggregate Equipment Value as of the Accounting Effective Time stating that the Aggregate Equipment Value as shown on the Closing Statement has been determined in accordance with this Section 2.5 and including a calculation of the Adjustment Amount, if any.

     (d) For purposes hereof, the following defined terms have the following meanings:

          (i) "Aggregate Equipment Value" means the sum of the Equipment Value for each Rental Equipment Category.

          (ii) "Average NBV" means the average net book value of such Rental Equipment Category as of May 31, 1999, which shall be determined by the

     Company based upon the books and records of the Acquired Companies within 20 days of the Effective Time.

          (iii) "Equipment Value" for each Rental Equipment Category means the product of (x) the Average NBV for the units included in such Rental Equipment Category and (y) the aggregate number of usable and rentable units for such Rental Equipment Category owned by the Acquired Subsidiaries on the applicable measurement date, and with respect to the Equipment Value at the Accounting Effective Time shall be based on the equipment count conducted pursuant to this Section 2.5.

     (e) Subject to this Section 2.5, the Closing Statement and Adjustment Amount calculation delivered by MEDIQ/PRN to the Stockholders' Agents shall be deemed to be and shall be final, binding and conclusive on the parties hereto. The Stockholders' Agents may dispute any amounts reflected on the Closing Statement or in any Adjustment Amount calculation but only on the basis that the Aggregate Equipment Value was not determined in accordance with this Section 2.5 or on the basis of mathematical errors; provided, however, that the Stockholders' Agents shall notify MEDIQ/PRN in writing of each disputed amount, and specify the amount thereof in dispute, within ten (10) days of the Stockholders' Agents' receipt of the Closing Statement. In the event of such a dispute, the Stockholders' Agents and MEDIQ/PRN shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If the Stockholders' Agents and MEDIQ are unable to reach a resolution to such effect within 30 days of receipt of the Stockholders' Agents' written notice of dispute to MEDIQ/PRN, MEDIQ/PRN and the Stockholders' Agents shall submit the amounts remaining in dispute for resolution to an independent accounting firm of national reputation mutually appointed by the Stockholders' Agents and MEDIQ/PRN or, in the absence of agreement by the parties, to PricewaterhouseCoopers LLP (such independent accounting firm being herein referred to as the "Independent Accounting Firm," which shall be instructed to determine and report to the parties, within 30 days after such submission, determine and report to the parties upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated between MEDIQ/PRN and Stockholders so that the Stockholders' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by the Stockholders' Agents to the Independent Accounting Firm that is unsuccessfully disputed by the Stockholders' Agents (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by the Stockholders' Agents to the Independent Accounting Firm. The Stockholders' share of such fees and disbursements shall be paid proportionately from the S/H Initial Escrow Fund and the PENMAN Initial Escrow Fund.

     (f) Within five (5) business days after the Closing Statement has been prepared, and if applicable, the Adjustment Amount has been finally determined in accordance with this Section 2.5, MEDIQ/PRN and the Stockholders' Agents shall jointly notify the Escrow Agent (as defined herein) as follows: (A) if no Adjustment Amount is determined to be payable to MEDIQ/PRN, the Escrow Agent shall pay all escrow funds in the S\H Initial Escrow Fund to the Stockholders' Agents for the benefit of the Stockholders (other than PENMAN) in accordance with the Escrow Agreement and all escrow funds in the PENMAN Initial Escrow Fund to PENMAN in accordance with the Escrow Agreement, and (B) if an Adjustment Amount is determined to be payable to MEDIQ/PRN, the Escrow Agent shall (x) distribute the Adjustment Amount, together with interest thereon for the period commencing on the Closing Date through the date on which all of the Adjustment Amount is paid (such interest to be calculated at the rate announced from time to time during such period by Citibank, N.A. as its United States prime base or reference rate for commercial loans) from the S/H's Initial Escrow Fund (for the Stockholders in accordance with their respective Allocation Percentages) and, the PENMAN Initial Escrow Fund in accordance with the terms of the Escrow Agreement, and to the extent that the Adjustment Amount exceeds the aggregate value of the S/H Initial Escrow Fund and the PENMAN Initial Escrow Fund, from the S/H Escrow Fund (proportionate, as provided above) and the PENMAN Escrow Fund (proportionate, as provided above) in accordance with it Allocation Percentage, and (y) distribute to the Stockholders' Agents for the benefit of the Stockholders (other than PENMAN) the aggregate amount of any remaining escrow funds in the S/H Initial Escrow Fund (after taking into account all additions thereto and deletions therefrom that are required by this Section 2.5), and distribute to PENMAN any remaining escrow funds in the PENMAN Initial Escrow Fund (after taking into account all additions thereto and deletions therefrom that are required by this Section 2.5), all in accordance with the terms of the Escrow Agreement.

     Section 2.6. Purchase of MEDIQ Securities. HTD Management on behalf of and for the account of PENMAN shall purchase and MEDIQ shall cause to be issued to PENMAN 8,819.25 shares of MEDIQ Common Stock, 102,392.51 shares of MEDIQ Series A Preferred Stock, 29,170.58 shares of MEDIQ Series B Preferred Stock and 52,724.85 shares of MEDIQ Series C Preferred Stock on the Closing Date with a portion of PENMAN's pro rata share of the Acute Care Consideration. HTD Management agrees to pay to MEDIQ on PENMAN's behalf $1,993,864.96 through application of PENMAN's pro rata portion of the Acute Care Consideration in respect of HTD Management's purchase (on behalf of PENMAN) of MEDIQ securities pursuant to this Section 2.6 and distribute such MEDIQ Securities to PENMAN as part of its Acute Care Consideration.

                                   ARTICLE III
                       STATUS AND CONVERSION OF SECURITIES

     Section 3.1. Status and Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders therefor:

     (a) Each share of Common Stock held by the Company as a treasury share shall be canceled and retired and no consideration shall be delivered in exchange therefor.

     (b) Each outstanding share of Common Stock held by any of the MEDIQ Parties shall be canceled and retired and no consideration shall be delivered in exchange therefor.

     (c) Each outstanding share of Common Stock, other than (i) the shares of Common Stock held by PENMAN, (ii) the shares of Common Stock held by the Company as treasury shares, (iii) the outstanding shares of Common Stock held by any of the MEDIQ Parties and (iv) Dissenting Shares (as defined herein), shall be converted into the right to receive the General Merger Consideration. As of the Effective Time, each such share of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined herein) shall cease to have any rights with respect thereto, except the right to receive the General Merger Consideration. For purposes hereof, each valid certificate representing any share of Common Stock outstanding immediately prior to the Effective Time (other than shares held by any MEDIQ parties) is referred to herein as a "Certificate."

     (d) The shares of Common Stock held by PENMAN shall be converted into the right to receive the PENMAN Merger Consideration. As of the Effective Time, each such share of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate in respect thereof shall cease to have any rights with respect thereto, except the right to receive the PENMAN Merger Consideration.

     (e) Each outstanding share of common stock of Acquisition Corp. shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

     Section 3.2. Closing of the Company's Transfer Books. At the Effective Time, (i) each share of Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate shall cease to have any rights as a stockholder of the Company and (ii) the transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, a Certificate representing shares of Company Stock is presented to MEDIQ/PRN or to the Surviving Corporation, it shall be canceled and exchanged for the consideration applicable with respect to such shares as provided in Sections 2.1, 2.3, 2.5, 3.1, and 3.3 hereof.

     Section 3.3. Exchange of Certificates.

     (a) Prior to the Effective Time, MEDIQ/PRN shall deliver to each record holder of a Certificate a form of letter of transmittal (which shall specify that delivery shall be effected only upon proper delivery of a Certificate to MEDIQ/PRN and which shall provide for the appointment of the Stockholders' Agents (as defined herein)) and instructions for use in effecting the surrender of the Certificates and payment therefor. Upon surrender to MEDIQ/PRN of a Certificate, together with a duly executed letter of transmittal and such other documents as may be reasonably required by MEDIQ/PRN, MEDIQ/PRN shall pay, and MEDIQ shall cause MEDIQ/PRN to pay, the holder of such Certificate, other than PENMAN, in exchange therefor, cash in an amount equal to (i) the quotient obtained by dividing the Cash Closing Consideration by the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, other than the shares of Common Stock held by PENMAN, multiplied by (ii) the number of shares of Common Stock represented by the surrendered Certificate. MEDIQ/PRN shall cancel each Certificate surrendered pursuant to this Section
3.3. Upon PENMAN's surrender to MEDIQ/PRN of its Certificates, which such Certificates represent an aggregate of 1,218,763 shares of Common Stock, together with a duly executed letter of transmittal and such other documents as may be reasonably required by MEDIQ/PRN, MEDIQ/PRN shall deliver the PENMAN Closing Consideration to PENMAN. If any Certificate shall have been lost, stolen or destroyed, MEDIQ/PRN may, in its discretion and as a condition precedent to the issuance of the General Merger Consideration or the PENMAN Merger Consideration, as applicable, with respect to each share represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and indemnity so as to indemnify against any claim that may be made against any MEDIQ Party or the Surviving Corporation with respect to such Certificate. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this Section 3.3, each Certificate (other than Certificates representing shares outstanding prior to the Effective Time owned by the Company, any MEDIQ Party or Dissenting Shares) shall represent for all purposes only the right to receive, subject to the terms and conditions of this Agreement, the General Merger Consideration, or PENMAN Merger Consideration, as applicable, in respect of each share represented thereby, without interest thereon.

     (b) No party hereto shall be liable to a holder of shares of Common Stock for any portion of the General Merger Consideration or the PENMAN Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 3.4. Dissenting Shares.

     (a) Notwithstanding any provisions of this Agreement to the contrary, each share of Company Stock held by a holder who after the Effective Time properly demands and perfects his, her or its demand for appraisal of his, her or its shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent a right to receive the General Merger Consideration, but shall be entitled to only such rights as are granted by
Section 262 of the DGCL. Such holders shall cease to be Stockholders for all purposes of this Agreement. MEDIQ/PRN shall be entitled to retain any of the General Merger Consideration not paid on account of such Dissenting Shares pending resolution of the claims of such holders, and the remaining Stockholders shall not be entitled to any portion thereof.

     (b) Notwithstanding the provisions of subsection (a) of this Section 3.4, if any holder of Common Stock issued and outstanding immediately prior to the Effective Time and who demands appraisal of his, her, or its Common Stock under the DGCL and thereafter effectively withdraws or loses (through the failure to perfect or otherwise) his, her or its right to appraisal, then as of the occurrence of such event, each share held by such holder shall automatically be converted into and represent only the right to receive, subject to the terms and conditions of this Agreement, the General Merger Consideration, without interest thereon, upon surrender of the Certificate representing such share.

     Section 3.5. Appointment of Stockholders' Agents. Each Principal Stockholder hereby irrevocably constitutes and appoints, and by execution and delivery of a letter of transmittal under Section 3.3 each other Stockholder (other than a holder of Dissenting Shares) will thereby irrevocably constitute and appoint, PENMAN, Equus II Incorporated and Regis Farrell (collectively, the "Stockholders' Agents," and each a "Stockholder Agent"), and any two of them acting together, as such Stockholder's true and lawful agents and attorneys-in-fact, with full power of substitution, to act in the name and on behalf of such Stockholder:

     (i) to amend or supplement this Agreement and the PrimeSource Agreement, and to grant waivers, consents and extensions under this Agreement and the PrimeSource Agreement; provided, however, that any amendment of or supplement to this Agreement which discriminates against or adversely affects any one Stockholder, or any group of less than all Stockholders, shall require the written approval of the adversely affected Stockholder or a majority in interest (determined in accordance with Allocation Percentages) of the adversely affected Stockholders.

     (ii) to execute and deliver the Escrow Agreement and the PrimeSource Escrow Agreement and to thereafter execute and deliver such amendments or supplements to, and to grant such waivers and consents under, the Escrow Agreement or the PrimeSource Escrow Agreement as the Stockholder Agents in their sole discretion shall deem advisable;

     (iii) in connection with any claim for indemnification made by the MEDIQ Parties under Section 11.1(a), to take any and all actions required or authorized to be taken by the Indemnifying Party (as defined herein) pursuant to
Section 11.3;

     (iv) to receive all notices and other communications required or permitted to be given to such Stockholder under this Agreement, the Escrow Agreement, the PrimeSource Agreement or the PrimeSource Escrow Agreement including all notices under Section 11.3 relating to any Third-Party Claim (as defined herein);

     (v) to direct the investment and reinvestment of the Initial Escrow Fund, the Escrow Fund and the funds held pursuant to the PrimeSource Escrow Agreement;

     (vi) to receive and receipt for all amounts which may be distributable from the Initial Escrow Fund, the Escrow Fund or the funds held in escrow pursuant to the PrimeSource Escrow Agreement for the account of such Stockholder;

     (vii) to employ legal counsel to represent such Stockholder in connection with any indemnity matter arising under Section 11.1(a) hereof or arising pursuant to the PrimeSource Agreement;

     (viii) to defend, compromise or settle any claim for indemnification made
(i) by any MEDIQ Party or the Company against the Escrow Fund under Section 11.1(a), or, in accordance with Section 11.3, any Third-Party Claim which has given rise to any claim for indemnification; or (ii) by PrimeSource against the funds held in Escrow pursuant to the PrimeSource Escrow Agreement;

     (ix) to authorize and instruct the Escrow Agent to act in any manner under the Escrow Agreement and with respect to the Initial Escrow Fund and the Escrow Fund; and

     (x) to authorize and instruct the escrow agent under the PrimeSource Escrow Agreement to act in a manner under the PrimeSource Escrow Agreement and with respect to the funds held pursuant thereto.

     Each Principal Stockholder acknowledges, and each other Stockholder will, pursuant to a Letter of Transmittal, acknowledge that the power of attorney granted in this Section 3.5 or under a Letter of Transmittal is being or will be granted with the understanding that such Stockholder's interest in the Initial Escrow Fund, the Escrow Fund and the escrow funds held under the PrimeSource Escrow Agreement is hereby rendered subject to the interests of the other Stockholders, the MEDIQ Parties and the Company for the purpose of the Merger. The powers and authority granted in this Section 3.5 shall be irrevocable, shall not be terminated by any act of a Stockholder and shall survive the death or incompetency of a Stockholder to the fullest extent permitted by law. The Stockholder Agents shall incur no liability for and the Stockholders waive and release the Stockholders' Agents from any action taken by the Stockholder Agents, or any omission to take action, in good faith and in accordance with this Section 3.5, and shall be indemnified by the Principal Stockholders from and against any Damages (as defined in Section 11.1(a)) incurred by the Stockholder Agents in the performance of their duties as such in the absence of bad faith, gross negligence or willful misconduct on the part of the Stockholder Agents.

     Section 3.6. Distribution by Stockholders' Agents. By their execution of this Agreement, the Stockholders' Agents agree, for the benefit of the Stockholders, that upon their receipt of any distributions under this Agreement, the Stockholders' Agents shall promptly redistribute such amounts to the Stockholders in accordance with their respective Allocation Percentages or Adjusted Allocation Percentages (as defined in the Escrow Agreement), as applicable.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the MEDIQ Parties as follows:

     Section 4.1. Company and Subsidiaries. Schedule 4.1 lists each Subsidiary and the address and jurisdiction of incorporation for such Subsidiary. Each of the Company and each Acquired Subsidiary (the Company and the Acquired Subsidiaries being herein referred to collectively as the "Acquired Companies," and individually as an "Acquired Company") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and lease its assets and operate its business as currently operated. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed with respect to it on Schedule 4.1 and those jurisdictions are all those in which such qualification is required by law as a consequence of the character of the property owned or leased by such entity or the nature of such entity's activities except for failures to be so qualified which would not reasonably be expected to have a material adverse change or effect in the properties, assets, liabilities, operating results, supplier, customer or employee relations, business, condition (financial or other) or prospects of the Acquired Companies, taken as a whole (a "Material Adverse Effect"). Schedule 4.1 lists with respect to each Acquired Company and each Subsidiary each location where such entity has a place of business or owns or leases property. The Company has heretofore furnished MEDIQ/PRN with a complete and correct copy of the Certificate of Incorporation and Bylaws for the Company and each Subsidiary. Such Certificates of Incorporation and Bylaws are in full force and effect.

     Section 4.2. Capital Stock.

     (a) Schedule 4.2 sets forth the authorized capital stock and the number of shares currently outstanding for the Company and each Acquired Subsidiary. Except as set forth on Schedule 4.2, neither the Company nor any Acquired Subsidiary has any other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exercisable or exchangeable for or entitling any person to otherwise acquire any other securities containing any equity features. As used herein, "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

     (b) All of the shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, are owned of record by the Stockholders in accordance with Schedule 4.2 and were not issued in violation of any agreement or other understanding binding upon the Company. Schedule 4.2 sets forth for each Option the name of the holder of each Option, the number of shares of Common Stock issuable upon the exercise of such Option and the exercise price of such Option. Except as set forth on Schedule 4.2, all of the outstanding securities of each Acquired Subsidiary are owned by the Company, free and clear of any Lien (assuming payment in full of the Antares Indebtedness). As used herein, "Lien" means any lien, charge, claim, restriction, limitation, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, option or other encumbrance of any kind (including but not limited to the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction and, with respect to securities, any restriction on the right to vote, sell or otherwise dispose of securities). Except as set forth on
Schedule 4.2, there are no agreements or other rights or arrangements existing, and to which the Company or any Acquired Subsidiary is a party or by which the

Company or any Acquired Subsidiary may be bound, or as to which the Company has any knowledge, that provide for the sale or issuance of any of the Company's or any Acquired Subsidiaries' capital stock or any securities convertible into or exercisable or exchangeable for the capital stock of any of them, and neither the Company nor any Acquired Subsidiary has used or granted, or is a party to or bound by, nor does it have knowledge of, any rights, subscriptions, warrants, options, preemptive rights, convertible securities, puts, calls, conversion rights, rights of first refusal or agreements of any kind relating to the capital stock of the Company or any Acquired Subsidiary or obligating the Company or any Acquired Subsidiary to issue or sell any shares of capital stock or other securities of the Company or of any Acquired Subsidiary.

     (c) Except as set forth on Schedule 4.2, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase, redeem, otherwise acquire, or register under the Securities Act of 1933, as amended, any state's securities laws or any rules or regulations thereunder (collectively, the "Securities Laws"), any shares of its capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity. All of the shares of Company Stock have been issued in compliance with the Securities Laws. The Company and the Acquired Subsidiaries do not, directly or indirectly, own any capital stock or other securities or interests of any kind in any corporation or business entity, other than the Subsidiaries.

     (d) Each Principal Stockholder is the sole record owner of the Company Stock set opposite such Principal Stockholder's name on Exhibit A hereto. Exhibit B is true and correct.

     Section 4.3. Authority and Enforceability.

     (a) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments contemplated hereby. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company (including approval by Stockholders holding shares of Common Stock representing at least 86% of the total number of shares of Common Stock outstanding). This Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of the Company have been duly executed and delivered by the Company. This Agreement and each of the other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of the Company constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

     Section 4.4. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any foreign, federal, state, local or other governmental or regulatory authority (a "Governmental Entity"), or any third person or entity, is required to be made or obtained by the Company in connection with the execution, delivery or performance of the Agreement and the consummation of the transactions contemplated hereby, other than those set forth in Schedule 4.4.

     Section 4.5. Non-Contravention. Except as set forth on Schedule 4.5, and assuming that the consents and approvals described in Schedule 4.4 are obtained and the Antares Indebtedness will be repaid in full at the Closing, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company and the Principal Stockholders of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or result in any breach of, the Certificate of Incorporation or Bylaws of the Company or any Subsidiary, (ii) contravene or conflict with or constitute a violation of any provision of any foreign, federal, state or local law, rule, regulation, code, ordinance, judgment, permit, injunction, writ, statute, order, decree or other requirement (each, a "Law") binding upon or applicable to the Company or any Subsidiary, or by which any of their properties or assets is bound or affected, (iii) result in a breach or violation of, or constitute a default or unauthorized assignment under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Company or any Acquired Subsidiary or to a loss of any benefit to which the Company or any Acquired Subsidiary is entitled under any provision of any contracts, agreements, mortgages, deeds of trust, bonds, leases, licenses, notes, certificates, options, warrants, rights, instruments or other agreements (each a "Contract" and collectively the "Contracts" ), whether written or oral, binding upon the Company or any Acquired Subsidiary or any of their respective properties or assets or any shares of the Common Stock or (iv) result in the creation or imposition of any Lien of any kind on any property or asset of the Company or any Acquired Subsidiary or on any shares of the Company Stock.

     Section 4.6. Financial Statements.

     (a) Schedule 4.6(a) includes copies of the following financial statements (collectively, the "Financial Statements"): (i) the unaudited consolidated balance sheet of the Company and the Subsidiaries at December 31, 1998 and the related unaudited statements of income and cash flows for the year then ended and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries at April 30, 1999 and related unaudited statements of income and cash flows for the four-month period then ended (the "Interim Financials"). The books and records of the Company and the Subsidiaries fairly reflect in reasonable detail their assets, liabilities and transactions. The Financial Statements (i) were prepared in accordance with the books and records of the Company and the Subsidiaries, (ii) fairly present in all material respects the financial condition, assets and liabilities of the Company and the Subsidiaries as at the date thereof and results of operations and cash flows for the periods covered thereby, (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated; provided, however, that (x) the Interim Financials omit explanatory footnote disclosures and year-end adjustments consisting of normal recurring accruals, and (y) the Financial Statements do not include a statement of stockholders' equity, and (iv) except as set forth on Schedule 4.6(b) do not contain any extraordinary items. For purposes hereof, the "Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 1998 and the "Balance Sheet Date" shall mean December 31, 1998.

     (b) Schedule 4.6(c) includes copies of the following financial statements (collectively, the "Carve-Out Financial Statements"): (i) unaudited combined balance sheet and statement of income of the Company and Acquired Subsidiaries at December 31, 1998 and for the year then ended and (ii) the unaudited combined balance sheet and statement of income of the Company and the Acquired Subsidiaries at April 30, 1999 and for the four-month period then ended (the "Carve-Out Interim Financial ). The Carve-Out Financial Statements (i) were prepared in accordance with the books and records of the Company, (ii) fairly present in all material respects the financial condition, assets and liabilities of the Company and the Acquired Subsidiaries as at the dates thereof and results of operations for the periods covered thereby on a basis consistent with the Financial Statements and (iii) except as set forth on Schedule 4.6(d), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated.

     (c) When a representation and warranty in Article IV is made to the "knowledge" of the Company, it means receipt of notice by or actual knowledge of any officer or director of the Company or any of the following persons Lance C. Ruud, William C. Klintworth, Jr., R. Tucker Coop, and Marvin Marks.

     Section 4.7. Absence of Undisclosed Liabilities. Neither the Company nor any Acquired Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) except (i) liabilities that are reflected on the Interim Financials, (ii) current liabilities or obligations incurred in the ordinary course of business since the date of the Interim Financials, none of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (iii) liabilities specifically described on Schedule 4.7 or any other Schedule to the Agreement referred to on
Schedule 4.7, (iv) obligations under any Contract identified on Schedule 4.12,
(v) obligations under any Plan (as defined in and disclosed under Section 4.16), and (vi) liabilities that would not reasonably be expected to have a Material Adverse Effect.

     Section 4.8. No Material Adverse Changes. Since the Balance Sheet Date, there has been no Material Adverse Effect and the Company does not know of any set of circumstances which exists that is reasonably likely to give rise to any Material Adverse Effect.

     Section 4.9. Absence of Certain Developments. Except as set forth on
Schedule 4.9, since the Balance Sheet Date, each of the Company and the Subsidiaries has conducted itself only in the ordinary course of business with respect to the Acquired Businesses, consistent with past practice and, without limiting the generality of the foregoing, has not:

     (a) borrowed any amount or incurred or become subject to any liability in excess of $50,000, singly or $100,000 in the aggregate other than (i) trade payables and accrued operating expenses incurred in the ordinary course of business, consistent with past practice and (ii) borrowings under the Company's revolving credit facility;

     (b) mortgaged, pledged or subjected any of its assets to any Lien other than a Permitted Lien (as defined herein);

     (c) declared, set aside or paid any dividends or other distributions with respect to any shares of its capital stock (other than dividends or distributions from a Subsidiary to the Company or another Subsidiary) or redeemed or purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any options or other rights to acquire its capital stock;

     (d) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, with a value in excess of $50,000, singly or $100,000 in the aggregate;

     (e) made or granted any bonus or any wage, salary, compensation, termination or severance increase to any director, officer, employee or consultant, or made or granted any increase in any Plan (as defined herein) or arrangement, made any discretionary contribution to an existing Plan or amended or terminated any existing Plan or arrangement, or adopted any new Plan or arrangement or made any commitment or incurred any liability to any labor organization, in any case other than in the ordinary course of business, consistent with past practice;

     (f) made or authorized any single capital expenditure or commitment therefor in excess of $25,000 individually or $50,000 in the aggregate;

     (g) made any loans or advances to, or guarantees for the benefit of, any person or entities, such that the aggregate amount of such loans, advances or guarantees at any time outstanding was or is in excess of $25,000 (other than intercompany advances and guarantees so long as no advance to or guarantee for the benefit of any Acute Care Subsidiary by the Company or any Acquired Subsidiary is currently outstanding;

     (h) canceled or waived any right or claim of substantial value to the operation of the business of the Company or any Subsidiary, including, without limitation, any leases, licenses or certifications relating to the operation of the business, or canceled or waived any debts or claims against any Related Party;

     (i) sold, transferred or otherwise disposed of any assets of the Company or any Subsidiary, other than sales of current assets and immaterial fixed assets in the ordinary course of business consistent with past practice and other than the Triad Asset Transfer;

     (j) made any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations shown or fully reflected on the Financial Statements or incurred in the ordinary course of business since December 31, 1998 and consistent in character and amount with those liabilities incurred in the past;

     (k) written-off as uncollectible any notes or accounts receivable of the Company or any Subsidiary or written down the value of any assets or inventory of any Acquired Company, other than in immaterial amounts and amounts charged against reserves established in the ordinary course of business consistent with past practice on the books of an Acquired Company for that purpose on or before December 31, 1998;

     (l) changed any method of accounting or keeping its books of account or accounting practices;

     (m) made any payment or loan or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Related Party (as defined herein), except for compensation to the officers and employees of the Company or any Subsidiary at rates not exceeding the rates of compensation disclosed on Schedule 4.15 hereto;

     (n) made any disposition of or failed to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or made any disclosure to any person not an employee or other disposal of any trade secret, process or know-how other than disclosures to PrimeSource and its representatives and lenders so long as such disclosures relate solely to the Acute Care Subsidiaries and are subject to a confidentiality agreement;

     (o) entered into any transaction or agreement or had knowledge of any event outside the ordinary course of the Company's or any Subsidiary's business or materially inconsistent with past practice;

     (p) amended its Certificate of Incorporation or Bylaws;

     (q) experienced any strike, walkout or labor trouble (excluding isolated instances involving individual employees);

     (r) experienced any adverse change or, to the knowledge of the Company, any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its third party payors (including, but not limited to, Title XVIII ("Medicare") of the Social Security Act and Title XIV ("Medicaid") of the Social Security Act), suppliers, clients, customers or employees;

     (s) created, incurred, assumed or guaranteed any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business;

     (t) made any election for Tax (as defined in Section 4.20(e)) purposes or for purposes of a Tax return (or had any such election made on its behalf), or entered into any agreement, arrangement or settlement with respect to Taxes, or filed an amended Tax return;

     (u) changed or modified in any manner the Company's or its Subsidiaries' credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, as in effect on December 31, 1998, including without limitation, any acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables; or

     (v) sold, transferred, assigned or issued any Common Stock or rights to purchase Common Stock.

     Section 4.10. Real Properties.

     (a) Neither the Company nor any Subsidiary owns any real property. Schedule
4.10 contains a true, correct and complete list of all real properties leased, subleased or otherwise occupied by the Company or any Subsidiary (collectively, the "Real Properties") separately indicating the nature of the Company's or the Subsidiary's interest therein. Except as set forth in Schedule 4.10, no other person has any oral or written right, agreement or option to acquire, lease, sublease or otherwise occupy all or any portion of such Real Properties. Neither the Company nor any Subsidiary has received any written or oral notice for assessment for public improvements against any of the Real Properties which remains unpaid and, to the knowledge of the Company, no such assessment has been proposed. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or portion of any of the Real Properties and, to the knowledge of the Company, no such proceeding is contemplated.

     (b) Accurate and current copies of all real property leases, subleases, licenses or other occupancy agreements (and all amendments thereto) listed in
Schedule 4.10 have previously been delivered to MEDIQ/PRN (collectively, the "Leases," and the real property leased thereunder, collectively, the "Leased Real Property"). Neither the Company nor any Subsidiary has assigned its rights under any Leases (except as security for the Antares Indebtedness to be paid off at the Closing). The Leases are in full force and effect and constitute binding obligations of the Company or a Subsidiary and, to the knowledge of the Company, the other parties thereto and (i) there are no defaults thereunder by the Company or, to the knowledge of the Company, by any other party thereto, and
(ii) no event has occurred which with notice, lapse of time, or both would constitute a default by the Company or, to the knowledge of the Company, by any other party thereto.

     (c) Neither the Company nor any Subsidiary has subjected the Leased Real Property to or caused the Leased Real Property to be subjected to any Lien, exception, item, encumbrance, easement, restriction or other matter either of record or not of record, but excluding Permitted Liens and encumbrances created by the terms of the applicable Lease. To the knowledge of the Company, no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements, if any, affecting all or any portion of the Real Properties.

     (d) All utilities, including without limitation, water, sewer, gas, electric, telephone, and other public utilities and all storm water drainage required by Law or necessary for the operation of the Real Properties (i) to the knowledge of the Company, either enter the Real Properties through open public streets adjoining the Real Properties or, if they pass through adjoining private land, do so in accordance with valid public or private easements or rights of way which will inure to the benefit of the Surviving Corporation, (ii) to the knowledge of the Company, are installed, connected and operating, in good condition, and in compliance with all applicable Laws, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste and all other non-hazardous liquid wastes generated at the Real Property into the collector system of the appropriate sewer authority and (iii) are adequate (in both quality and quantity) to service the Real Properties for their respective use in the business as presently conducted thereon.

     (e) To the knowledge of the Company, all accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Real Properties have been fully paid and no one is entitled to claim a Lien (other than a Permitted Lien) under any Law by or on behalf of the Company or any Subsidiary.

     (f) To the knowledge of the Company, there are no material defects in, mechanical failure of or damage to the improvements located on the Real Properties (the "Improvements"), including the roof, structure, soil, elevators, walls, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems and their component parts, or other improvements on or forming a part of the Real Properties, all of which have been constructed in a good and workmanlike manner. None of the Company, any Subsidiary or any Principal Stockholder has received any notification of any outstanding or incomplete work orders in respect of any of the Improvements or of any current non-compliance with applicable Laws and regulations or building and zoning bylaws and regulations.

     (g) All certificates of occupancy, if any, required for the occupancy and use of the Real Property for its intended purpose have been obtained and are in full force and effect and no other licenses, permits, authorizations, consents, and approvals by any Governmental Entity are required for the use and occupancy thereof, and no certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued or are required for any Improvements.

     (h) The use and operation of the Real Property conform to all applicable building, zoning, safety, environmental and other Laws, licenses and certificates and all restrictions and conditions affecting title. None of the Company, any Subsidiary or any Principal Stockholder has received any written or oral notice from any local, state or federal governmental agency that (i) the continued maintenance, operation or use of any and all Improvements (for their current purpose), violates any zoning, building, environmental or other Law and the Company has no knowledge of any such violation or (ii) there are existing violations of any Laws affecting all or any portion of the Real Property, including without limitation violations of the building, safety, health, fire, or zoning ordinances, codes and regulations of the municipality or county within which the Improvements are located, and the Company has no knowledge of any such violations.

     Section 4.11. Accounts Receivable. All of the accounts and notes receivable (including any amounts due from affiliates or any Related Party) of the Acquired Companies related to the Acquired Businesses represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business, are not subject to any counterclaims or offsets and have been billed and are generally due within 30 days after such billing. All such receivables have been validly billed and represent revenue that has been recognized by an Acquired Company. All such receivables fully reflect all allowances for reimbursement limitations and coinsurance, subject to the reserves for doubtful accounts reflected on the Interim Financials. Management of the Company and the Subsidiaries has either specifically reserved for and/or written off accounts deemed uncollectible. Schedule 4.11 sets forth for each Acquired Company (i) the total amount of accounts receivable related to the Acquired Businesses outstanding as of the last day of the month immediately preceding the present month and (ii) the agings of such receivables based on the following schedule:
0-30 days, 31-60 days, 61-90 days and over 90 days, from the due date thereof. No account debtor has asserted any such set-off, deduction or defense, and, to the knowledge of the Company, no account debtor has any valid set-off, deduction or defense with respect thereto.

     Section 4.12. Contracts and Commitments.

     (a) Schedule 4.12 sets forth an accurate, correct and complete list of the material Contracts currently in effect related to the Acquired Businesses to which the Company or any Subsidiary is a party, by which such entity is bound or pursuant to which such entity is an obligor or a beneficiary, written or unwritten, including but not limited to:

          (i) each Contract relating to the capital stock or other securities of the Company or any Subsidiary;

          (ii) each Contract for capital expenditures by any Acquired Company which involves amounts in excess of $25,000 in any fiscal year (other than those that have been fully performed);

          (iii) each Contract evidencing any indebtedness or obligation of the Company or any Subsidiary for borrowed money, for the extension of Credit or the granting of Liens, for the deferred purchase price of assets (excluding ordinary course trade payables) or guaranteeing any indebtedness, obligation or liability;

          (iv) each Contract wherein any Acquired Company is bound by a non-competition provision;

          (v) each joint venture, partnership, teaming arrangement, cooperative arrangement or any other Contract involving a sharing of profits;

          (vi) each Contract with any Governmental Entity other than for services or sale of property in the ordinary course of business;

          (vii) each power of attorney, proxy or similar instrument granted by or to any Acquired Company;

          (viii) each agreement, arrangement or understanding with any Related Party;

          (ix) each Contract with respect to real property (other than those disclosed on Schedule 4.10);

          (x) each agreement, arrangement or understanding with respect to intellectual property rights (which is not disclosed on Schedule 4.13);

          (xi) each union or other collective bargaining agreement;

          (xii) each sales agency, manufacturers representative and distributorship agreement and other distribution or commission arrangement;

          (xiii) each agreement, order or commitment for the purchase of equipment, services, raw materials, supplies or finished products from any one supplier for an amount in excess of $50,000 (other than those that have been fully performed);

          (xiv) each outstanding agreement, order or commitment for the rental, lease or sale of equipment, products or services by an Acquired Company for more than $25,000 to any single purchaser or lessee;

          (xv) each agreement requiring the consent of any party thereto to the consummation of the transactions contemplated hereby;

          (xvi) each other Contract related to the Acquired Businesses or binding on any Acquired Company which involves payments in excess of $50,000, or which relates to material rights, assets or liabilities, and is not by its express terms cancelable upon less than thirty (30) days' notice, or which was entered into other than in the ordinary course of business; and

          (xvii) each contract or agreement relating to the response to environmental conditions on or off the Real Property;

     (b) Current, correct and complete copies of each such Contract described in this Section 4.12 or, in the case of unwritten Contracts, descriptions thereof, have been delivered by the Company to MEDIQ/PRN.

     (c) Each Contract required to be listed or referred to on Schedule 4.12 or listed or referred to on any other Schedule to this Agreement to which the Company or any Subsidiary is a party, by which such entity is bound or pursuant to which such entity is an obligor or a beneficiary is in full force and effect. Such entity has complied with all commitments and obligations on its part to be performed or observed under each such Contract to which it is a party. To the knowledge of the Company, each party to each such Contract other than the Company or a Subsidiary has complied with all commitments and obligations on its part to be performed or observed thereunder. The Company has not received any notice of a default under any such Contract and no event or condition has occurred or currently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such Contract.

     Section 4.13. Intellectual Property Rights.

     (a) Schedule 4.13 contains a complete and accurate list of all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress and domain names used or held for use by the Company or any Subsidiary in the conduct of the Acquired Businesses, specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item and (iv) the date of application and issuance or registration of the item.

     (b) Schedule 4.13 also contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, domain names, copyrights, mask works, trade secrets, computer software programs (other than standard, commercially available programs) or other intellectual property used by the Company or any Subsidiary in the conduct of the Acquired Businesses and (ii) by which the Company or any Subsidiary licenses or otherwise authorizes a third party to use such intellectual property. None of the Company or any Subsidiary or, to the knowledge of the Company, any other party is in breach of or default under any such license or other agreement and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

     (c) Except as explicitly indicated in Schedule 4.13, the Company and the Subsidiaries own or are licensed or otherwise have the exclusive right to use, and have the right to bring actions for the infringement or other violation of, all patents, industrial design rights, trademarks, service marks, trade names, trade dress, domain names, copyrights, mask works, inventions, technology, know-how, designs, formulae, trade secrets, confidential and proprietary information, computer software programs (other than standard, commercially available programs), and other intellectual property necessary for the operation of the Acquired Businesses as currently conducted.

     (d) The business operations of the Acquired Companies do not infringe, dilute or otherwise violate the patents, industrial design rights, trademarks, service marks, domain names, trade names, trade dress, copyrights, mask works, trade secrets or other intellectual property rights of any third party, and no claim has been made, notice has been given, or dispute has arisen to that effect. No Acquired Company has any pending claim that a third party has violated or infringed any of the Acquired Companies' patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other proprietary rights. No Acquired Company has given any indemnification to any third party against infringement of such intellectual property rights.

     (e) Except as explicitly indicated in Schedule 4.13, all of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations indicated in Schedule 4.13 are valid and in full force, are held of record in the name of an Acquired Company, free and clear of all Liens (other than Permitted Liens), and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as explicitly indicated in Schedule 4.13, an Acquired Company is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, copyright and mask work registration indicated in Schedule 4.13 and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application.

     (f) To the knowledge of the Company, none of the material trade secrets, know-how or other confidential or proprietary information of any Acquired Company has been disclosed to any person unless such disclosure was necessary and was made pursuant to an appropriate confidentiality agreement.

     Section 4.14. Litigation. Except as set forth on Schedule 4.14, there are no actions, suits, proceedings, claims, orders or investigations pending or, to the knowledge of the Company, threatened against any Acquired Company or any Principal Stockholder (if relating to any Acquired Company) at law or in equity and there exists no set of circumstances that is reasonably likely to give rise to any such suit, proceeding, claim, order or investigation. Except as set forth on Schedule 4.14, there are presently no outstanding notices, judgments, decrees, consent agreements or orders of any court or any Governmental Entity against or affecting any Acquired Company or any of their assets or businesses or affecting the capital stock of the Company or any Subsidiary or any Principal Stockholder's rights thereto.

     Section 4.15. Employees.

     (a) Each Acquired Company has complied with all Laws relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, the payment of social security and other employment-related taxes, and occupational safety and health.

     (b) Schedule 4.15 lists each individual who currently performs services valued in excess of $10,000 per annum to or for the Company or any ERISA Affiliate as an independent contractor. Each individual who is currently performing or has performed services to or for either the Company or any ERISA Affiliate as an independent contractor could not reasonably be found by the Internal Revenue Service or any governmental agency to be an employee of either the Company or such ERISA Affiliate, as applicable, while such individual was providing services as an independent contractor.

     (c) No Acquired Company is a party to or bound by any collective bargaining or other labor agreement. No Acquired Company has any labor relations problem pending (other than isolated grievances or disputes involving individual employees). To the knowledge of the Company, there are no union organizing efforts involving any employees of the Company or any Subsidiary.

     (d) Except as set forth on Schedule 4.15, there are no workers' compensation claims pending against the Company or any Subsidiary and, to the knowledge of the Company, there exists no set of circumstances that is reasonably likely to give rise to such a claim.

     (e) To the knowledge of the Company, no employee of any Acquired Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Acquired Businesses.

     (f) Schedule 4.15 contains a complete and accurate list of the following information for each employee or director of each Acquired Company, including each employee on leave of absence or layoff status: name, job title, current compensation paid or payable and any change in compensation since January 1, 1999, vacation accrued and service credited for purposes of vesting and eligibility to participate under any of the Plans. Schedule 4.15 contains a complete and accurate list of each person formerly employed by or related to a former employee of any Acquired Company receiving "COBRA" benefits as of the Effective Time.

     Section 4.16. Employee Benefit Plans.

     (a) The only "employee pension benefit plans," (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, without limitation, any "multiemployer plan" as defined in Section 3(37) of ERISA), employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other pension, profit sharing, retirement, supplemental retirement, stock, stock option, basic and supplemental accidental death and dismemberment, basic and supplemental life and health insurance, post-retirement medical or life, welfare, dental, vision, savings, bonus, deferred compensation, incentive compensation, business travel and accident, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, arrangements, contracts, policies, or practices (whether written or unwritten, qualified or unqualified, funded or unfunded and including any "employee pension benefit plan" that has been frozen or terminated), maintained, contributed to, or required to be contributed to by the Company or any other employer that is, or at any relevant time was, together with the Company, treated as a "single employer" under section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate") with respect to any employees of the Company or any ERISA Affiliate, or pursuant to which the Company or any ERISA Affiliate may have any liability with respect to any employees of the Company or any ERISA Affiliate, any former employees of the Company or any ERISA Affiliate or any current or former director or officer of the Company are listed on Schedule 4.16(a) (each, a "Plan").

     (b) Set forth on Schedule 4.16(b) is a true and complete list of: (i) each employment or consulting agreement, arrangement or other understanding that is currently in effect to which the Company or any ERISA Affiliate is a party, by which such entity is bound or pursuant to which such entity is an obligator or a beneficiary, (ii) each agreement, arrangement or other understanding that could result in any severance payment or benefit payable by the Company or any ERISA Affiliate, whether as a result of the Company's execution and performance of the transactions contemplated by this Agreement or otherwise, to any employee, former employee, director, or officer of the Company or any ERISA Affiliate and
(iii) each agreement, arrangement or other understanding that could result in a "parachute payment" as defined in section 280G of the Code (each, an "Executive Compensation Plan"), whether as a result of the Company's execution and performance of the transactions contemplated by this Agreement or otherwise.

     (c) As applicable, with respect to each of the Plans, the Company has delivered to MEDIQ/PRN true and complete copies of (i) all Plan documents (including all amendments and modifications thereof) and, in the case of an unwritten Plan, a written description thereof, and in either case all related agreements including, without limitation, trust agreements and amendments thereto, insurance contracts, and investment management agreements, (ii) all the annual reports (Form 5500 and all schedules thereto), if any, filed with the Internal Revenue Service, actuarial reports, financial reports or trustee reports, (iii) the current summary plan descriptions and all modifications thereto and (iv) copies of any private letter rulings, requests and applications for determination and determination letters issued with respect to the Plans within the past five years. As applicable, with respect to each of the Executive Compensation Plans, the Company has delivered to MEDIQ/PRN true and complete copies of all Executive Compensation Plan documents (including all amendments and modifications thereof) and, in the case of an unwritten Executive Compensation Plan, a written description thereof, and in either case related agreements including, without limitation, trust agreements and amendments thereto, insurance contracts, and investment management agreements.

     (d) The Company and each ERISA Affiliate are in compliance in all respects with all Laws, including ERISA and the Code, applicable to the Plans. Each Plan has been maintained, operated and administered in compliance in all respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

     (e) The Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have met, the requirements for such qualification and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code.

     (f) Except as disclosed in Schedule 4.16, all Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trust are exempt from federal income Taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of the Company, is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification. Neither the Company nor any ERISA Affiliate has ever contributed to, or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan.

     (g) No Plan is (or at any time has been) subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

     (h) There are no currently pending audits or investigations by any Governmental Entity involving the Plans, no currently pending or, to the knowledge of the Company, threatened claims (except for individual claims for benefits payable in the normal operation of the Plans), suits or proceedings involving any Plan, any fiduciary thereof or service provider thereto and, to the knowledge of the Company, there is no set of circumstances which exists that will give rise to any such claim, suit or proceeding.

     (i) None of the Company, any ERISA Affiliate, or any employee of the Company or any ERISA Affiliate has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code and no such person or entity has breached any duty imposed by Title I of ERISA with respect to any Plan. To the knowledge of the Company, no other person or entity has engaged or will engage in such a prohibited transaction or breach with respect to any Plan. None of the assets of any Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA.

     (j) Any insurance premium under any insurance policy related to a Plan for any period up to and including the Closing shall have been paid or accrued and booked on or before the Closing, and, with respect to any such insurance policy or premium payment obligation, none of the Company, any ERISA Affiliate or the MEDIQ Parties shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

     (k) Except as disclosed on Schedule 4.16, no Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement, other than (i) coverage mandated by law or (ii) death or retirement benefits under a Plan qualified under Section 401(a) of the Code.

     (l) With respect to each Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Company and each ERISA Affiliate comply in all respects with the continuation coverage requirements (including, without limitation, any requirement to provide any notice to any individual) of those provisions and
Part 6 of Title I of ERISA.

     Section 4.17. Insurance.

     (a) Attached hereto as Schedule 4.17 is a complete and correct list of all policies of insurance related to the Acquired Businesses of which the Company or a Subsidiary is the owner, insured or beneficiary, or covering any of their property, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, cash value, if any, expiration date and any pending claims thereunder. All such policies are outstanding and in full force and effect. In the opinion of the Company's management, the coverages provided by such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses in which the Company and the Subsidiaries are, or have been, engaged and are comparable to coverages customarily maintained by companies in similar lines of business and such insurance is sufficient in the aggregate to cover all reasonably foreseeable damage to and liabilities or contingencies relating to the conduct by the Company and the Subsidiaries of their respective businesses and affairs. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on Schedule 4.17, there are no outstanding unpaid premiums or claims under such policies.
Schedule 4.17 contains an accurate and complete description of each provision contained in such policies which provides for retrospective or retroactive premium adjustments. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company or any Subsidiary.

     (b) Neither the Company nor any Subsidiary has been refused any insurance, nor has any of their coverage been limited by any insurance carrier to which any of them has applied for insurance or with which any of them has carried insurance during the last five years. All products liability and general liability policies maintained by or for the benefit of the Company or any Subsidiary have been "occurrence" policies and not "claims made" policies.

     Section 4.18. Compliance. Each Acquired Company has for the past five years complied and is currently in compliance with all applicable Laws, including without limitation those relating to third party reimbursement, Medicare, Medicaid, and other Federal Health Care Programs (as defined in Section 1128B of the Social Security Act), fraudulent or abusive practices, health care industry regulation, occupational safety and health, environmental matters, equal employment practices and fair trade practices except where the failure to be in compliance would not have a Material Adverse Effect. Schedule 4.18 sets forth a list of all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all Governmental Entities held by the Company or any Subsidiary. All such permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals are in full force and effect and each of the Company and each Subsidiary is in compliance with the terms and conditions thereof except where the failure to be in compliance would not have a Material Adverse Effect. Except as disclosed in
Schedule 4.18 and except where the failure to be in compliance would not have a Material Adverse Effect, each of the Company and each Subsidiary holds and is in compliance with all permits, certificates, licenses, approvals, registrations and authorizations required under all Laws in connection with its respective business, and all of such permits, certificates, licenses, approvals, registrations and authorizations are in full force and effect. No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Entity or other person with respect to any alleged violation by the Company or any Subsidiary of any Law or with respect to any alleged failure by the Company or any Subsidiary to have any permit, certificate, license, approval, registration or authorization required in connection with its businesses. The Company and each Subsidiary have correctly maintained all records (whether financial, medical or otherwise) required by state and federal agencies including, without limitation, the Environmental Protection Agency, and pursuant to the requirements of Medicare, Medicaid and other Federal Health Care Programs.

     Section 4.19. Environmental Matters.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Environmental Laws" means all Laws and the common law relating to pollution, contamination or protection of human health or the environment (including, without limitation, all Laws relating to Hazardous Materials).

          (ii) "Hazardous Materials" means any toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, as currently defined in or governed by any Environmental Law, including, without limitation, any chemical, waste, material, substance, pollutant or contaminant in quantities that might cause any injury to human health or safety or to the environment or might subject the Company or any Subsidiary to any environmental costs or liability under any Environmental Law.

          (iii) "Environmental Claims" mean any notice, request for information, claim, complaint, order, assessment, demand, action or other proceeding with respect to the Company or any Subsidiary (x) relating to the presence, release or threat of release of any Hazardous Materials on or from any Real Property or real property previously owned, leased, subleased or otherwise occupied by the Company or any Subsidiary ("Former Real Property") or otherwise caused or alleged to have been caused by the operations or business of the Company or any Subsidiary, (y) arising under any Environmental Law, including without limitation, civil, criminal and/or administrative proceedings; and (z) based on negligence, trespass, strict liability, nuisance, toxic tort, or any other cause of action or theory under any Environmental Law.

     (b) Except as set forth on Schedule 4.19, (i) no Environmental Claims have been asserted or assessed against the Company or any Subsidiary, (ii) to the knowledge of the Company, no Environmental Claims are threatened against the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary has generated, possessed, manufactured, processed, distributed, used, treated, stored, disposed, transported, recycled or handled any Hazardous Materials in violation of any Environmental Law or which would require a permit, reporting investigation or other response action under any Environmental Law and no Hazardous Materials are present in or have been released at, in, on, under or from any Real Property in violation of any Environmental Law or which would require a permit, reporting investigation or other response action under any Environmental Law or, to the Company's knowledge at, in, on under or from any Former Real Property in violation of any Environmental Law or which would require a permit, reporting investigation or other response action under any Environmental Law or at any other property as a result of the operations of the Company or any Subsidiary or former subsidiary and (iv) to the knowledge of the Company, neither the Company nor any Subsidiary has by contract or operation of law assumed or retained liability (including the obligation to indemnify any entity) in connection with any actual or potential Environmental Claims or any response to any Release (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended), and (vi) to the knowledge of the Company, no set of circumstances exists that is reasonably likely to give rise to any of the foregoing or otherwise lead to any future environmental responsibility, liability, or expense of or claims against the Company or any Subsidiary.

     Section 4.20. Tax Liabilities.

     (a) Except as set forth on Schedule 4.20, each of the Company and its Subsidiaries has timely filed all federal, state, local and foreign Tax (as defined herein) returns (including information returns) required to be filed by it and no extension of time in which to file any such return is in effect or has been requested as of the date of this Agreement. All such Tax returns are true, complete and accurate. Each of the Company and its Subsidiaries has paid on a timely basis all Taxes shown to be due on its Tax returns or otherwise due and payable, and has adequately provided for on its books of account and related records liability for all other current Taxes not yet due and payable. Each of the Company and its Subsidiaries has withheld all Taxes required to have been withheld from payments to employees and other persons and has properly deposited all such withheld Taxes with the appropriate Taxing Authority. Except as disclosed on Schedule 4.20, the Tax returns of the Company and each Subsidiary have never been examined or audited (except for Tax returns for Taxable periods that are closed either by virtue of limitations or the issuance of a closing statement by the appropriate Taxing Authority), and neither the Company nor any of the Subsidiaries is aware of any threatened or proposed audits of such returns. None of the Company or any of the Subsidiaries has received any notice of any pending proposed adjustment, deficiency or underpayment with respect to Taxes, and there are no claims that have been asserted or threatened relating to Taxes. There are no Liens upon, or inchoate liens which can be asserted against, the Company, any Subsidiary or any of their respective assets that arose in connection with any failure to pay any Tax. None of the Company or any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Each of the Company and its Subsidiaries has delivered or made available to the MEDIQ Parties copies of all foreign, federal and state income Tax returns filed for the last two taxable years (including all amended income Tax returns). The accruals for Taxes contained in the Balance Sheet are adequate to cover all liabilities of the Company and the Subsidiaries for Taxes for all periods ending on or before the Balance Sheet Date and nothing has occurred subsequent to the date to make any of such accruals inadequate.

     (b) For the taxable year ending December 31, 1998, each of the Company and its Subsidiaries will be required to file Tax returns in the states and localities listed on Schedule 4.20. No Taxing Authority in a jurisdiction in which the Company or any Subsidiary does not file Tax returns has asserted that the Company or any of its Subsidiaries may be subject to Tax in that jurisdiction.

     (c) Except as set forth in Schedule 4.20, (i) neither the Company nor any Subsidiary has ever been a member of a consolidated, combined or unitary group of corporations (other than a group the common parent of which was the Company or another Subsidiary) as a result of which the Company or Subsidiary could be liable all or in part for the Taxes of another member pursuant to Treasury Regulation ss.1.1502-6 or analogous provisions of state, local or foreign law,
(ii) neither the Company nor any Subsidiary has ever agreed to or been required to make any adjustment under Section 481(a) of the Code (or analogous provisions of state, local or foreign law) by reason of a change in accounting method and has not otherwise deferred for Tax purposes the recognition of income or gain that was economically attributable to periods before the Closing Date (under installment sale rules, completed contract accounting or other method) to a period following the Closing Date, (iii) neither the Company nor any Subsidiary is a party to any Tax sharing or similar agreement or arrangement with any other person other than this Agreement and as disclosed on Schedule 4.20; (iv) neither the Company nor any Subsidiary has ever filed a consent under Section 341(f) of the Code and (v) neither the Company nor any Subsidiary has ever applied for a ruling from the Internal Revenue Service or other Taxing authority or been the subject of a closing agreement with a Taxing authority.

     (d) Neither the Company nor any Subsidiary owns an interest in an entity that is characterized as a partnership or as an "eligible entity" within the meaning of Treasury Regulationss.301.7701-3. Neither the Company nor any Subsidiary is a party to any agreement or arrangement that could result in a payment that will not be deductible due to Section 280G of the Code. Neither of the Company nor any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     (e) At December 31, 1998, the federal income Tax basis of the Company in the capital stock of each of those Acute Care Subsidiaries to be sold to PrimeSource in the PrimeSource Transaction was not less than the amount reflected on Schedule 4.20(e). The MEDIQ Parties acknowledge that neither the representations and warranties of the Company made in this Section 4.20, nor any provision for Taxes reflected on any balance sheet included in the Financial

Statements, gives effect to, or is required to give effect to, any federal or state income Tax consequences of either the Triad Asset Transfer or the PrimeSource Transaction.

     (f) For purposes of this Agreement, "Tax" and "Taxes" mean all federal, state, local and foreign taxes, and any similar levies, impositions, deductions, charges and withholdings of any kind whatsoever, including without limitation, income or franchise taxes or other taxes imposed on or with respect to net income or capital gain, gross receipts, profits, sales, use occupation, value added, ad valorem, transfer, withholding, payroll, employment, excise or property taxes, and shall include any interest, penalties or other additions thereto; and "Taxing Authority" means the Internal Revenue Service or other Governmental Entity responsible for the administration or collection of Taxes.

     Section 4.21. Books and Records. The books of account, minute books, stock record books, and other records of each Acquired Company, all of which have been made available to MEDIQ/PRN, are true and complete in all material respects and have been maintained in accordance with sound business practices and contain accurate and complete records of all meetings of, and corporate action taken by, the respective stockholders, the Boards of Directors, and committees of the Board of Directors of each Acquired Company and no formal meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of an Acquired Company.

     Section 4.22. Inventory and Equipment.

     (a) All of the inventory of the Company and the Subsidiaries related to the Acquired Businesses, including that reflected in the Balance Sheet, and all such inventories acquired since the Balance Sheet Date, are valued at the lower of cost or market, the cost thereof being determined on a first-in, first-out basis, and consists of items of a quality and quantity usable or saleable in the ordinary course of the Company's and the Subsidiaries' businesses within a reasonable period of time and at normal profit margins for the Company over the last twelve months. None of the inventory of the Company and the Subsidiaries related to the Acquired Businesses is obsolete or slow moving, subject to the reserves in respect thereof reflected in the Financial Statements. Management of the Company and the Subsidiaries has either specifically reserved for and/or written off inventory related to the Acquired Businesses deemed as excess or obsolete. There has been no material reduction in the level of inventory related to the Acquired Businesses from the level set forth in the Balance Sheet.

     (b) Except as set forth on Schedule 4.22(b), all of the Rental Equipment of the Company and the Subsidiaries related to the Acquired Businesses including equipment reflected in the Balance Sheet is valued at its acquisition cost less accumulated depreciation. The Rental Equipment is in good operating condition, ordinary wear and tear excepted, and leasable or rentable in the ordinary course of the Company's business within a reasonable period of time. None of the Rental Equipment of the Company and the Subsidiaries related to the Acquired Businesses is obsolete or slow moving. Management of the Company and the Subsidiaries has either specifically reserved for and/or written off Rental Equipment related to the Acquired Businesses deemed as excess or obsolete. There has been no material reduction in the level of Rental Equipment related to the Acquired Businesses from the level set forth in the Balance Sheet. For purposes hereof, the term "Rental Equipment" means equipment that is owned or leased by an Acquired Company (or at any time before, and to the extent included in, the TRIAD Asset Transfer, by any Subsidiary), and that is held for lease or rental in the normal course of the Acquired Businesses. Notwithstanding the foregoing, in no event shall the Company be deemed to be giving any representation or warranty under this Section 4.22(b) with respect to Rental Equipment deemed to be not usable and rentable under Section 2.5.

     (c) Attached hereto as Schedule 4.22(a) is a summary of the Company's and the Subsidiaries' inventory and Rental Equipment related to the Acquired Businesses on hand as of the last day of the month for the month immediately preceding the present month.

     Section 4.23. Customers. Schedule 4.23 sets forth, for the last fiscal year, a complete and accurate list of the ten (10) customers of the Acquired Businesses that accounted for the most revenues, in dollar terms. Except as set forth on Schedule 4.23, the Company has no knowledge that any customer of the Acquired Businesses will terminate or otherwise alter its business relationship with the Acquired Businesses as a result of the transactions contemplated hereby.

     Section 4.24. Bank Accounts. Schedule 4.24 sets forth the name of each bank in which the Company or any Acquired Subsidiary has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto.

     Section 4.25. Relationships with Related Parties. Except as set forth on
Schedule 4.25, no Related Party (i) has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Acquired Businesses, (ii) has had business dealings or a material financial interest in any transaction with an Acquired Company, (iii) has any contractual or other claim, express or implied, of any kind whatsoever against any Acquired Company or (iv) has borrowed money from or loaned money to any Acquired Company which remains outstanding. "Related Party" means any Stockholder, any officer or director of the Company or any Subsidiary, any immediate relative of any Stockholder or officer or director of the Company or any Subsidiary, or any business or entity in which any Stockholder, officer or director of the Company or any Subsidiary, or immediate relative thereof has any direct or material indirect interest.

     Section 4.26. Assets.

     (a) Except as set forth on Schedule 4.26, each of the Company and each Subsidiary has good title to, or a valid leasehold interest in, all of such entity's respective tangible property and assets that are used in or useful in the Acquired Businesses (including those reflected on the Financial Statements, except for current assets and immaterial amounts or items of fixed assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Financial Statements), free and clear of all Liens, except (i) minor imperfections of title, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected properties and assets or impairs the operations of any Acquired Companies, (ii) liens for current Taxes not yet due and payable, (iii) mechanics', landlords', carriers', workers', materialmen's, warehousemen's and similar liens arising or incurred in the ordinary course of business, (iv) liens securing the Antares Indebtedness, and (v) liens disclosed on Schedule 4.26 (collectively, the "Permitted Liens"). All of such tangible property and assets (i) is in good operating condition and repair (reasonable wear and tear excepted), (ii) is suitable for the purposes for which it is currently being used, (iii) is free of defect in construction or design, and (iv) is usable for its intended use. The assets of the Acquired Companies constitute all of the assets, properties and rights which are necessary to the operation of the Acquired Businesses as currently conducted.

     (b) Each Acquired Company owns or licenses all computer hardware, software and data processing systems or other electronic data transmission, storage or computation programs used in connection with the operation of its respective businesses (collectively, the "Computer Software") which are listed on Schedule
4.26. Except as provided for in Schedule 4.26, other than the Computer Software, no computer hardware, software and data processing system or other electronic data transmission is required for the Company or any Subsidiary to operate its business as currently conducted or proposed to be conducted. Subject to subparagraph (c) below, there are no material malfunctions or design failures with respect to the Computer Software. Subject to subparagraph (c) below, the billing information generated by the Computer Software is accurate in all material respects, and the Computer Software is otherwise reasonably adequate for the conduct of each Acquired Company's business as currently conducted.

     (c) "Year 2000 Compliance" refers to the ability of each Acquired Company's computer systems to accurately recognize, process, calculate, manage, manipulate, store and exchange date and time data from, into and between the 20th and 21st centuries including, without limitation, the years 1999 and 2000 and leap year calculations, such that neither performance nor functionality will be affected by dates prior to, during or after the year 2000. The Acquired Companies have taken appropriate actions to achieve Year 2000 Compliance and the annual cost of such reasonably anticipated actions and expenditures to achieve Year 2000 Compliance is not expected to be materially in excess of the amounts which the Company has been spending on computer hardware, software and services during 1997, 1998 and 1999. The costs of attaining Year 2000 Compliance are not expected to have a Material Adverse Effect.

     Section 4.27. Brokerage. Except as provided to be paid pursuant to Section 2.2, no third party is or will be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation from any Acquired Company in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, any Subsidiary or any Stockholder.

     Section 4.28. Disclosure. To the knowledge of the Company, no representation or warranty by the Company in this Agreement or any agreement or certificate statement executed by the Company in favor of any MEDIQ Party, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no fact or condition known to the Company which has not been disclosed to the MEDIQ Parties in the schedules to this Agreement or otherwise in writing, that had or has, or which, in the opinion of the management of the Company reasonably exercised is likely to have a Material Adverse Effect.

     Section 4.29. Board Recommendation. The Board of Directors of the Company, through a unanimous written consent or at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the Stockholders, (ii) recommended that the Stockholders approve this Agreement and the transactions contemplated hereby, including the Merger; and (iii) approved the execution and delivery of this Agreement (and the transactions contemplated by this Agreement) in accordance with the requirements of the DGCL.

     Section 4.30. Required Company Vote. The approval of the Stockholders, being the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding, is the only vote of the holders of any class or series of the Company's securities necessary under applicable law and the Certificate of Incorporation and Bylaws of the Company to approve this Agreement and the Merger and the other transactions contemplated hereby and such required vote has been obtained.

     Section 4.31. Certain Payments. None of the Company, the Subsidiaries or the Principal Stockholders or their current or former shareholders, directors, officers, agents, employees, sales persons or other persons or entities associated with or acting on behalf of any Acquired Company or the Principal Stockholders (if acting on behalf of or with respect to an Acquired Company) has offered, paid, solicited or received any remuneration (directly or indirectly) or engaged in any billing or other practices in violation of Medicare or Medicaid or any applicable state or federal fraud or abuse laws or statutes including, without limitation, the Medicare and State Health Care Programs Anti-Fraud and Abuse Amendments of the Social Security Act, as amended by the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. ss.1320a-76(b)) (commonly known as the "Anti-Kickback Statute") and the amendments to Section 1877 of the Social Security Act (42 U.S.C.ss.1395nn), enacted as part of the Omnibus Budget Reconciliation Act of 1993 (commonly known as "Stark II").

     Section 4.32. Third-Party Payment Contracts. Each of the Company and each Subsidiary is approved as a participating provider of services in and under the third-party payment programs listed on Schedule 4.32. No action or investigation is pending or, to the knowledge of the Company, threatened to suspend, limit, terminate, or revoke the status of the Company or any Subsidiary as a provider in any such program, and none of the Company, any Subsidiary or any Principal

Stockholder has been provided notice by any such third-party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with the Company or Subsidiary as a participating provider of services in whole or in part.

     Section 4.33. Billing; Gratuitous Payments.

     (a) Billing. Except as set forth in Schedule 4.33, all billing by, or on behalf of, the Company or any Subsidiary to third party payors including, but not limited to, Medicare, Medicaid and private insurance companies has been true and correct in all material respects and in compliance in all material respects with all applicable legal requirements and the policies of such third party payors. Neither the Company nor any Subsidiary has received any notice from any third party payor, including but not limited to, Medicare or Medicaid, that indicates that the Company or any of its Subsidiaries could not continue to bill in substantially the same manner and structure as it is billing on the date hereof.

     (b) Absence of Certain Business Practices. None of the Company, any Subsidiary, any Principal Stockholder or any officer, employee or agent of the Company, any Subsidiary or any Principal Stockholder or any other person acting on their respective behalf has within the past five years given, directly or indirectly, any remuneration, gift, keepsake, or similar benefit to any patient, referral source, provider, customer, supplier or governmental employee which could reasonably be expected to subject any Acquired Company or to any damage or penalty in any civil, criminal or governmental litigation or proceeding, were any such litigation or proceeding to be commenced.

     Section 4.34. Fraud and Abuse Matters. Except as set forth in Schedule 4.34, no Acquired Company is presently, or has, engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare, Medicaid or other Federal Health Care Program under Sections 1320a-7, 1320a-7a, 1320a-7b or 1395nn of Title 42 of the United States Code, the Federal False Claims Act or the regulations promulgated pursuant to such statutes, or similar state or local statutes or regulations, or which are prohibited by applicable statutes, regulations, or ethical codes governing professional conduct or standards of care or by any private accrediting organization from which the Company has or has sought accreditation, including, but not limited to, the following activities (as defined in the cited statutory and regulatory provisions):

     (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

     (b) knowingly or willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

     (c) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid, or other Federal Health Care Program or that is (i) for an item or service the claimant knows or should know was not provided as claimed,
(ii) for an item or service that is based on a billing code that the claimant knows or should know will result in a greater payment to the claimant than the billing code the claimant knows or should know is applicable to the item or service actually provided, (iii) for an item or service the claimant knows or should know is false or fraudulent or (iv) for an item or service the claimant knows or should know is not medically necessary;

     (d) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment;

     (e) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration:
(i) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or other Federal Health Care Program or (ii) in return for, or to induce, purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other Federal Health Care Program; or

     (f) referring any party to a person or entity in which the Company, any Subsidiary or any Principal Stockholder has a financial interest that is prohibited by applicable Law.

     Section 4.35. Reimbursement Matters. Except as disclosed on Schedule 4.35,
(i) neither the Company nor any Subsidiary has and, to the knowledge of the Company, no nursing home, hospital or other healthcare facility or healthcare provider or other person with respect to which the Company or any Subsidiary provides services has received any written notice of denial or recoupment from Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by the Company or any Subsidiary, (ii) to the knowledge of the Company, there is no basis for the assertion after the Closing of any such denial or recoupment claim and (iii) none of the Company, any Stockholder or any Principal Stockholder (but only if and to the extent acting on behalf of an Acquired Company or with respect to the Acquired Businesses), nor to the Company's knowledge, any nursing home, hospital or other healthcare facility or healthcare provider or other person with respect to which any Acquired Company provides services has received written notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by the Company or any Subsidiary, and to the knowledge of the Company, no such investigation or survey is pending, threatened or imminent. The Company and the Subsidiaries have fully and accurately disclosed to the appropriate intermediaries and carriers all material billing and business practices with respect to Medicare and Medicaid reimbursement to the extent necessary for the Company and each Subsidiary to comply with applicable Law. To the knowledge of the Company, the Company and the Subsidiaries have complied with all material requirements imposed by any such intermediary or carrier with respect to such billing. The Company and the Subsidiaries have billed the applicable intermediaries and/or carriers for the services rendered by the Company or any Subsidiary in material compliance with all applicable Medicare and Medicaid Laws, and none of the Company, any Subsidiary or any Principal Stockholder is aware of any non-compliance by the Company or any Subsidiary with any state licensing or corporate practice of medicine law that would cause such billing or business practices to not be in material compliance with any of such Medicare or Medicaid Laws. None of the Company, any Subsidiary or any Principal Stockholder has received any notice from any regulatory authority or intermediary that indicates that the Surviving Corporation could not continue to bill intermediaries in substantially the same manner and structure as the Company and the Subsidiaries are billing on the date hereof.

     Section 4.36. Federal Health Care Programs.

     (a) All services provided by the Company, any Subsidiary or any professional employee or agent of the Company or any Subsidiary or for which the Company or any Subsidiary directly or indirectly receives payment under Medicare, Medicaid or other Federal Health Care Programs are, to the extent required by Law, certified for participation or enrollment in all such Federal Health Care Programs, have a current and valid provider contract with such Federal Health Care Programs, are in compliance with the conditions of participation or enrollment of such Federal Health Care Programs, and, to the extent required by Law, have received all approvals or qualifications necessary for capital reimbursement, except for such certifications, contracts, compliances, approvals and qualifications which are set forth on Schedule 4.36 and which, individually or in the aggregate, would not have a Material Adverse Effect. The Company has delivered to MEDIQ/PRN true and complete copies of all Medicare and Medicaid compliance reports by the applicable licensing authority, cost reports and material correspondence for any period after December 31, 1994 for each location of the Company for which there is a Medicare or Medicaid provider number. Schedule 4.36 sets forth the applicable Medicare and/or Medicaid provider numbers utilized by the Company and the Subsidiaries and a true and correct list of the applicable TEFRA limitation with respect to each such provider.

     (b) None of the Company, any Subsidiary or any person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss.1001.1001(a)(2)) in the Company of 5% or more, or who has an ownership or control interest (as defined in Section 1124(a)(3) of the Social Security Act or any regulations promulgated thereunder) in the Company, or who is an officer, director, agent or managing employee (as defined in 42 C.F.R. ss.1001.1001(a)(i)): (i) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation under any Federal Health Care Program or (iii) has been convicted (as that term is defined in 42 C.F.R.ss.1001.2) of any of the following categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

          (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program;

          (ii) criminal offenses under federal or state Law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

          (iii) criminal offenses under federal or state Law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

          (iv) federal or state Laws relating to the interference with or obstruction of any investigation into any criminal offense described in (i) through (iii) above; or

          (v) criminal offenses under federal or state Laws relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

     Section 4.37. No Criminal Proceedings. There are no pending or, to the knowledge of the Company, threatened actions, charges, indictments, information, or investigations of the Company or any Subsidiary or any of their agents, officers or employees, whether pending or threatened, which involve allegations of criminal violations by the Company, any Subsidiary or any of their agents, officers or employees acting on behalf of the Company or any Subsidiary of any Law including, without limitation, Medicare or Medicaid.

     Section 4.38. PrimeSource Transaction. The Principal Stockholders acknowledge and agree that, other than the obligation to consummate the PrimeSource Transaction and pay any portion of the Acute Care Consideration actually received by HTD Management to the Stockholders in accordance with the terms set forth in the PrimeSource Agreement and to pay Taxes in accordance with the terms of the Tax Matters Agreement, neither the Company nor any MEDIQ Party shall have any obligation related to the PrimeSource Transaction including but not limited to the indemnification obligations and, except as specifically contemplated in this Agreement, obligations with respect to the payment of the consideration contemplated by the PrimeSource Agreement.

     Section 4.39. Indebtedness. Total Indebtedness at the close of business on the date hereof, does not exceed $23,027,901.46 in the aggregate. As used herein, "Indebtedness" means (i) all indebtedness of the Company and the Subsidiaries for borrowed money (not including Company Expenses, as defined below, and capital leases), (ii) all obligations of the Company and the Subsidiaries for the deferred purchase price of property or services (not including ordinary course trade payables), (iii) all obligations of the Company or any Subsidiary evidenced by notes, bonds, debentures or other similar instruments, (iv) all Indebtedness of the type referred to in clauses (i) through (iii) above guaranteed directly or indirectly in any manner by the Company or any Subsidiary, and (v) all accrued but unpaid interest (or interest equivalent) and all prepayment premiums or penalties related to any items of Indebtedness of the type referred to in clauses (i) through (iv) above; provided, however, that Indebtedness shall not include indebtedness reflected in the April 30, 1999 balance sheet included in the Financial Statements which is owed to North Georgia Medical Center in connection with the "buyback rental programs" described in the agreements disclosed in item 32 under clause (iv) of
Schedule 4.12.

     Section 4.40. Fees and Expenses. Total unpaid Company Expenses (as defined herein) do not and will not exceed $134,770.80 in the aggregate and such amount will be paid pursuant to Section 2.2.

     Section 4.41. Severance, Bonus and Other Expenses. Total Severance at the close of business on the date hereof, does not exceed $903,553 in the aggregate and the Company has on hand sufficient cash to pay such payment in full. As used herein, "Severance" means all severance obligations of the Acquired Companies, not accrued in the Balance Sheet, including $231,927.77 to Regis Farrell, $157,712.99 to Clyde A. Blankenship, Jr., $263,277.36 to Robert A. Zimardo, and $38,669.95 to Michael K. Campbell, an aggregate of $91,966 in respect of all severance obligations owed to employees terminated at or prior to the Effective Time, as reflected on Schedule 4.7, and an aggregate of $67,581 in respect of all severance obligations owed to individuals to be retained by an Acquired Company on a temporary basis, as reflected on Schedule 4.7, $52,417.88 to James
L. Stariha respect of all bonus and vacation obligations owed to Mr. Stariha (including all obligations under the terms of the letter agreement dated May 25, 1999 between the Company and Mr. Stariha), in each case the amounts referenced herein and on Schedule 4.7 include all amounts required to be withheld therefrom under applicable withholding laws on behalf of the employer and the employee. Immediately after giving effect to the payments made by the Company's Subsidiaries as contemplated by Schedule 4.41 and payment of all checks written by the Acquired Companies prior to the Effective Time (including checks to directors of the Company in the aggregate amount of $101,000), the Acquired Companies on a consolidated basis will have a positive cash account balance.

     Section 4.42. Other Agreements. Neither the Company nor any Subsidiary has asserted any claim pursuant to Prior Indemnity Arrangements (as defined herein) and neither the Company nor any Subsidiary is aware of any material claim that is entitled to be asserted under Prior Indemnity Arrangements that has not been asserted.

                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder as to himself, herself or itself hereby represents and warrants to MEDIQ as follows:

     Section 5.1. Ownership. Such Principal Stockholder (i) is the sole record or beneficial owner of the Company Stock and Options set opposite such Principal Stockholder's name on Exhibit A hereto, free and clear of any Lien and (ii) has full legal right, power and authority to enter into this Agreement, surrender such Company Stock or Option(s) in exchange for the General Merger Consideration or PENMAN Merger Consideration, as the case may be, and to perform such

Principal Stockholder's obligations hereunder, in each case without the need for the consent of any other person or entity.

     Section 5.2. Authorization and Enforceability. Such Principal Stockholder has full power and authority to execute, deliver and perform this Agreement and all other agreements and instruments contemplated hereby. This Agreement has been and as of the Closing Date all other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of such Principal Stockholder will be duly executed and delivered by such Principal Stockholder. This Agreement constitutes and as of the Closing Date all other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of such Principal Stockholder will constitute the legal, valid and binding obligations of such Principal Stockholder enforceable in accordance with their terms.

     Section 5.3. Non-Contravention. Except as set forth on Schedule 5.3, the execution, delivery and performance by the Principal Stockholders of this Agreement and the consummation by the Principal Stockholders of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or result in any breach of, the Certificate of Incorporation, Bylaws or other constitutive documents of any such Principal Stockholder that is an entity, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to any Principal Stockholder or the Company Stock or Options held by such Principal Stockholder or (iii) result in the creation or imposition of any Lien of any kind on the Company Stock or Options held by such Principal Stockholder.

     Section 5.4. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, or any third person or entity, is required to be made or obtained by any Principal Stockholder in connection with the execution, delivery or performance of the Agreement and the consummation of the transactions contemplated hereby, other than those set forth in Schedule 5.4.


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF PENMAN

     PENMAN represents and warrants to MEDIQ (it being understood and agreed that the following representations and warranties do not negate the representations and warranties of the Company) that:

     Section 6.1. Investment Intent. The shares of capital stock of MEDIQ to be acquired by PENMAN hereby (the "MEDIQ Shares") will be acquired by Seller solely for its own account for investment, and not with a present view to the distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

     Section 6.2. Unregistered Shares. PENMAN understands that the MEDIQ Shares have not been registered under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration becomes or is available.

     Section 6.3. Sophistication; Familiarity. PENMAN is well versed in financial matters, has had extensive dealings over the years in securities, and based on books and records made available to PENMAN by MEDIQ and MEDIQ's filings pursuant to the Securities Exchange Act of 1934, as amended, is fully familiar with the operating history and financial results of MEDIQ, and is fully capable of understanding the type of investment being made pursuant to this Agreement and the risks involved in connection therewith.

     Section 6.4. Investment Risk. PENMAN is financially able to hold the MEDIQ Shares for long-term investment, believes that the nature and amount of the MEDIQ Shares being acquired by PENMAN are consistent with PENMAN's overall investment program and financial position, and recognizes that there are substantial risks involved in the acquisition of the MEDIQ Shares.

     Section 6.5. Information. PENMAN confirms that MEDIQ has made available to it the opportunity to ask questions of MEDIQ's officers and directors and to acquire (and that it has received to its satisfaction) such information about the business and financial condition of MEDIQ as PENMAN has requested.

     Section 6.6. Investment Decision. In formulating a decision to acquire the MEDIQ Shares, PENMAN has relied upon an independent investigation of the MEDIQ's business and upon consultations with PENMAN's legal and financial advisers with respect to this Agreement and the nature of its investment, the MEDIQ Reports (as defined herein), review of MEDIQ's financial and corporate books and records, and the representations and warranties made by MEDIQ in Article VIII of this Agreement.

                                   ARTICLE VII
               REPRESENTATIONS AND WARRANTIES OF THE MEDIQ PARTIES

     Each of the MEDIQ Parties represents and warrants to the Stockholders as follows:

     Section 7.1. Corporate Existence and Power. Each of the MEDIQ Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its assets and operate its business as currently operated.

     Section 7.2. Corporate Authorization. Each of the MEDIQ Parties has the requisite power and authority to execute, deliver and perform this Agreement and all other agreements and instruments contemplated hereby, including the Joinder Agreement. The execution and delivery by the MEDIQ Parties of this Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of the MEDIQ Parties, including the Joinder Agreement, and the performance by each MEDIQ Party of its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of the MEDIQ Parties, including the Joinder Agreement, have been duly and validly executed and delivered by each MEDIQ Party. This Agreement and each of the other agreements and instruments contemplated hereby to be executed and delivered by or on behalf of the MEDIQ Parties, including the Joinder Agreement, constitute the legal and binding obligations of the MEDIQ Parties, enforceable against each MEDIQ Party that is a party thereto in accordance with their terms.

          Section 7.3. Non-Contravention. The execution, delivery and performance by the MEDIQ Parties of this Agreement and the Joinder Agreement and the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with, or result in any breach of, the Certificate of Incorporation or Bylaws of any MEDIQ Party, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to any MEDIQ Party, any properties or assets of any MEDIQ Party or (iii) result in a breach or violation of, or constitute a default or unauthorized assignment under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of any MEDIQ Party or to a loss of any benefit to which any MEDIQ Party. is entitled under any provision of any contracts, binding upon any MEDIQ Party which contravention, conflict, breach, violation, assignment or right would have a material adverse effect on any MEDIQ Party's ability to consummate the transactions contemplated hereby.

     Section 7.4. Government Authorization. Except for the Certificate of Merger, no consent, approval or authorization of, or declaration, filing or registration with any Governmental Entity is required to be made or obtained by any MEDIQ Party in connection with the execution, delivery and performance of this Agreement and the Joinder Agreement and the consummation of the transactions contemplated hereby and thereby.

                                  ARTICLE VIII
                REPRESENTATIONS AND WARRANTIES OF MEDIQ TO PENMAN

     MEDIQ represents and warrants to PENMAN that:

     Section 8.1. Litigation. Except as disclosed in periodic reports filed by MEDIQ with the Securities and Exchange Commission, there are no actions, suits, proceedings, claims, orders or investigations pending or, to the knowledge of the MEDIQ, threatened against MEDIQ or its subsidiaries at law or in equity except for such actions, suits, proceedings, claims or orders required by Item 101 of Regulation S-K to be disclosed in periodic reports under the Securities Exchange Act of 1934, as amended, (regardless of whether required to be disclosed on the date hereof). There are presently no outstanding notices, judgments, decrees, consent agreements or orders of any court or any Governmental Entity against or affecting MEDIQ or its subsidiaries or any of their assets or businesses or affecting the capital stock of MEDIQ or its subsidiary.

     Section 8.2. Compliance. MEDIQ and its subsidiaries are currently in compliance with all applicable Laws, including without limitation those relating to third party reimbursement, Medicare, Medicaid, and other Federal Health Care Programs (as defined in Section 1128B of the Social Security Act), fraudulent or abusive practices, health care industry regulation, occupational safety and health, environmental matters, equal employment practices and fair trade practices except where the failure to be in compliance reasonably be expected to have a material adverse effect on the business assets, results of operations or condition (financial or otherwise) of MEDIQ and its subsidiaries taken as a whole ("MEDIQ Material Adverse Effect"). All material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals are in full force and effect and each of the Company and each of its subsidiaries is in compliance with the terms and conditions thereof except where the failure to be in compliance would not have a MEDIQ Material Adverse Effect. No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or to the knowledge of MEDIQ threatened by any Governmental Entity or other person with respect to any alleged violation by MEDIQ or its subsidiaries of any Law or with respect to any alleged failure by the Company or any of its subsidiaries to have any permit, certificate, license, approval, registration or authorization required in connection with its businesses. MEDIQ and each of its subsidiaries have correctly maintained in all material respects, all records (whether financial, medical or otherwise) required by state and federal agencies including, without limitation, the Environmental Protection Agency, and pursuant to the requirements of Medicare, Medicaid and other Federal Health Care Programs.

     Section 8.3. Existence; Good Standing; Authority. MEDIQ is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have a MEDIQ Material Adverse Effect. Each of the subsidiaries of MEDIQ and MEDIQ/PRN is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have a MEDIQ Material Adverse Effect. MEDIQ/PRN is a wholly-owned subsidiary of the MEDIQ.

     Section 8.4. Capitalization. The authorized capital stock of MEDIQ consists of 30,000,000 shares of MEDIQ Common Stock and 40,000,000 shares of preferred stock, par value $.01 per share ("MEDIQ Preferred Stock"), of which 10,000,000 shares have been designated as MEDIQ Series A Preferred Stock, 5,000,000 shares have been designated as MEDIQ Series B Preferred Stock; and 5,000,000 shares have been designated as MEDIQ Series C Preferred Stock. As of June 3, 1999, there were 1,074,823 shares of MEDIQ Common Stock, 7,813,743 shares of MEDIQ Series A Preferred Stock, 2,999,999 shares of MEDIQ Series B Preferred Stock and 3,000,000 shares of MEDIQ Series C Preferred Stock issued and outstanding. In addition, 9,458 shares of MEDIQ Series A Preferred Stock are issuable upon receipt of certificates representing former capital stock of MEDIQ. To the knowledge of MEDIQ, the shareholders listed on Exhibit A to the Securities Purchase and Holders Agreement dated May 29, 1998 between MEDIQ and certain shareholders have not affected any transfers of MEDIQ stock other than transfers to relatives. Except as set forth on Schedule 8.4, MEDIQ has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of MEDIQ on any matter. All such issued and outstanding shares of MEDIQ Common Stock, MEDIQ Series A Preferred Stock, Series B Preferred Stock and MEDIQ Series C Preferred Stock are duly authorized, validly issued, fully paid and non-assessable, and, except as set forth in that certain Securities Purchase and Holders Agreement, dated May 29, 1998 among the Company, the stockholders of MEDIQ and the other parties thereto ("Stockholders Agreement"), are free of preemptive rights. Except as listed on
Schedule 8.4, there are no other existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate MEDIQ or its subsidiaries to issue, transfer or sell any shares of stock or other equity interest of MEDIQ or its subsidiaries. Except for (a) the Certificate of Incorporation of MEDIQ, (b) the Stockholders Agreement, (c) that certain Registration Rights Agreement dated May 29, 1998, by and among the Company and the stockholders of MEDIQ, and (d) those documents and instruments listed on Schedule 8.4, there are no voting agreements or trusts, transfer restrictions, "buy-sell" or similar agreements or arrangements, or any other agreement, instrument or arrangement relating to the issued or unissued MEDIQ Common Stock or MEDIQ Preferred Stock.

     Section 8.5. SEC Documents. MEDIQ has delivered or made available to PENMAN each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "MEDIQ Reports"). Except as set forth on Schedule 8.5 the MEDIQ Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by MEDIQ under the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the MEDIQ Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of MEDIQ included in or incorporated by reference into the MEDIQ Reports (including the related notes and schedules) fairly presents in all material respects in accordance with generally accepted accounting principles consistently applied the consolidated financial position of MEDIQ and its subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of MEDIQ included in or incorporated by reference into the MEDIQ Reports (including the related notes and schedules) fairly presents in all material respects in accordance with generally accepted accounting principles consistently applied the results of operations, retained earnings or cash flows, as the case may be, of MEDIQ and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC.

     Section 8.6. Absence of Certain Changes. Except as disclosed in the MEDIQ Reports filed with the SEC prior to the date hereof, since March 31, 1998 MEDIQ and its subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any MEDIQ Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the MEDIQ Common Stock, MEDIQ Series A Preferred Stock, MEDIQ Series B Preferred Stock or MEDIQ Series C Preferred Stock, or
(iii) any material change in the MEDIQ's accounting principles, practices or methods.

     Section 8.7. Books and Records. The books of account, minute books, stock record books, and other records of the MEDIQ Parties are true and complete in all material respects and have been maintained in accordance with sound business practices and contain accurate and materially complete records of all meetings of, and corporate action taken by, the respective stockholders, the Boards of Directors, and committees of the Board of Directors of the MEDIQ Parties and no formal meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     Section 8.8. Disclosure. To the knowledge of MEDIQ, no representation or warranty by MEDIQ in this Agreement or any agreement or certificate statement executed by MEDIQ in favor of PENMAN, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE IX
                       CERTAIN OBLIGATIONS OF THE PARTIES

     Section 9.1. Public Announcements. The Principal Stockholders, the Company, each Subsidiary and MEDIQ shall consult with each other before issuing any press release with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement that is upon the advice of counsel required by law, provided that in any such case the party making such disclosure shall notify and consult with the other parties hereto as early as practicable.

     Section 9.2. Costs, Expenses and Taxes. The MEDIQ Parties shall pay their costs and expenses, including legal fees, in connection with negotiation, execution, delivery, performance of, and compliance with, this Agreement and the transactions contemplated hereby. The Company shall pay, on or before the Closing Date, all costs and expenses, including legal fees of counsel for the Company (but not including legal fees for any separate counsel for any Stockholders) incurred by the Company in connection with the negotiation, execution, delivery and performance of, and compliance with, this Agreement, the PrimeSource Agreement and the transactions contemplated hereby and thereby (collectively, the "Company Expenses"). The Stockholders shall pay all transfer, documentary and similar taxes in connection with the delivery of the Common Stock to be made hereunder. The Company Expenses do not include the payment of up to $55,000 of expenses by MEDIQ pursuant to Section 10 of the Joinder Agreement.

     Section 9.3. Access to Information. The Principal Stockholders, the Company and the MEDIQ Parties shall reasonably cooperate with each other after the Closing so that each party and its representatives has access to the business records, contracts and other information existing at the Closing Date and relating to the Company (whether in the possession of any Stockholders, the Company or any MEDIQ Party) (including copies thereof) as is reasonably necessary for the (i) preparation of or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of another party to this Agreement) by or against Stockholders, any MEDIQ Party or the Company), preparation and filing of any Tax Return or election relating to the Company and any audit by any taxing authority of any returns of any MEDIQ Party or any Principal Stockholder relating thereto, (ii) preparation and filing of any other documents required by Governmental Entities, (iii) transfer of data to the MEDIQ Parties relating to the Company or any Subsidiary and (iv) compliance with Regulation S-X in connection with registering the offering and sale of securities of the Company under the Securities Act of 1933, as amended. Additionally, the Company will, and will direct the Company's accountants to provide such information related to the period prior to the Closing as shall be required for such compliance with Regulation S-X and to consent to the inclusion of such information in a registration statement. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 9.3 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

     Section 9.4. Further Assurances. From and after the Closing, the parties agree to take all such further actions and execute all such further instruments or documents as shall be deemed reasonably necessary by any of them in order to carry out the purposes and intent of the transactions contemplated by this Agreement.

     Section 9.5. Non-Competition.

     (a) For a period of five (5) years (the "Restricted Period") from and after the Closing, Regis Farrell shall not, unless acting as an officer or employee of, or consultant to, a MEDIQ Party or an Acquired Company, directly or indirectly, (i) for its, his or her own account or for the account of others, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, stockholder, consultant, advisor or partner, whether or not compensated for any of the foregoing with, any business which at any relevant time during such period directly or indirectly anywhere in the United States competes with the Acquired Businesses as conducted at the date of this Agreement, (ii) solicit, employ, retain as a consultant, interfere with or attempt to entice away from an Acquired Company any individual who is, has agreed to be or within one year of such solicitation, employment, retention, interference or enticement has been, employed or retained by an Acquired Company or (iii) engage or participate in any effort or act to induce any customers, suppliers, associates, or independent contractors of an Acquired Company to take any action which is intended to be disadvantageous an Acquired Company, including but not limited to, the solicitation of customers, suppliers, associates, or independent contractors of an Acquired Company to cease doing business, or their association or employment, with an Acquired Company; provided, however, that the employment of Richard Sorrento and Ron Sokolowski by Regis Farrell after the thirty-first day after the Closing shall not, in and of itself, be a violation of this Section 9.5. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not, in and of itself, be a violation of this Section 9.5.

     (b) The existence of any claim which Regis Farrell or any of his affiliates may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant.

     (c) The Restricted Period shall be tolled with respect to Regis Farrell during any period of violation of any of the covenants contained in this Section
9.5 by such person and during any other period required for litigation during which an Acquired Company or a MEDIQ Party seeks to enforce this covenant against any such person or entity.

     (d) In the event that any of the covenants contained in this Section 9.5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action. Regis Farrell acknowledges that both the lengths of time and the geographic scope are reasonable given the nature of the business of the Acquired Companies and necessary to the protection of the Acquired Businesses.

     (e) Regis Farrell acknowledges that MEDIQ/PRN is purchasing the goodwill of the Company and its Subsidiaries and the covenants contained in this Section 9.5 are essential to the protection of MEDIQ/PRN's investment in the Company and that MEDIQ/PRN would not purchase the Company but for these covenants. Regis Farrell agrees that a breach by such Regis Farrell of this Section 9.5 shall cause irreparable harm to the MEDIQ Parties, the Acquired Companies and the Acute Care Subsidiaries and that the MEDIQ Parties', the Company's and the Acute Care Subsidiaries' remedies at law for any breach or threat of breach of the provisions of this Section 9.5 shall be inadequate, and that the MEDIQ Parties, the Acquired Companies and the Acute Care Subsidiaries shall be entitled to an injunction or injunctions to prevent breaches of this Section 9.5 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the MEDIQ Parties or any Acquired Company may be entitled at law or in equity.

     Section 9.6. Severance. From and after the Effective Time, the MEDIQ Parties shall cause HTD Management and Triad Holdings, Inc., respectively, to fully perform and pay when due all of their respective severance and benefit continuation obligations to each of the individuals named on Schedule 9.6 under each of the employment agreements described on Schedule 9.6.

     Section 9.7. Releases. Effective as of the Effective Time, each Principal Stockholder, for good and valuable consideration, hereby releases and discharges each of the MEDIQ Parties, the Acquired Companies and the Acute Care Subsidiaries and their respective affiliates, directors, officers, employees or agents from any and all claims, liabilities and obligations of any nature, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted (other than (i) claims arising directly pursuant to this Agreement or the PrimeSource Agreement, (ii) claims for compensation and benefits incurred in the ordinary course consistent with past practice and the terms of this Agreement, and (iii) severance payments as set forth on Schedule 9.6, and (iv) claims for which directors are entitled to receive indemnification pursuant to the Certificate of Incorporation or Bylaws of the Company) that such shareholder may have, now or in the future, against the MEDIQ Parties, the Company or their respective affiliates, directors, officers, employees or agents.

     Section 9.8. Obligation to Consummate the PrimeSource Transaction. Upon satisfaction of the conditions to the Company's obligations to consummate the PrimeSource Transaction, each of the MEDIQ Parties agrees to cause the Company to consummate the PrimeSource Transaction in accordance with the terms of the PrimeSource Agreement.

     Section 9.9. Officer and Director Indemnification. The MEDIQ Parties agree that for the six-year period following Closing, they will not cause or permit the provisions of the articles of incorporation or bylaws of any Acquired Company which require or permit indemnification by such Acquired Company of its past or present officers and directors to be repealed or amended in any way which decreases or restricts the nature or scope of such Acquired Company obligations thereunder, except to the extent required by law.

     Section 9.10. Stockholder Approval. Pursuant to Sections 228 and 251 of the DGCL, the Principal Stockholders, by their execution of this Agreement, hereby approve and consent to this Agreement and Plan of Merger.

     Section 9.11. Release of Prior Indemnification Rights. By their execution of this Agreement, the Company, and HTD Management, as the assignee of the Company, for the benefit of all Stockholders, hereby release and discharge all Stockholders from all indemnification obligations, other than related to or arising from non-competition, non-solicitation or confidentiality provisions ("Prior Indemnity Arrangements") of the respective Stockholders under Article VIII of each of the following agreements:

          (i) the Agreement and Plan of Reorganization dated as of May 1, 1998, among the Company, Triad Holdings, Inc., Triad Acquisition, Inc. and the then stockholders of Triad Holdings, Inc.;

          (ii) the Agreement and Plan of Reorganization dated as of May 1, 1998, among the Company, Healthcare Technology Delivery, Inc., HTD Acquisition, Inc. and the then stockholders of Healthcare Technology Delivery, Inc.;

          (iii) the Agreement and Plan of Reorganization dated as of May 1, 1998, among the Company, Megatech Medical, Inc., Megatech Acquisition, Inc., and the then stockholders of Megatech Medical, Inc., and

          (iv) the Agreement and Plan of Reorganization dated as of May 1, 1998, among the Company, Bimeco, Inc. Bimeco Acquisition, Inc., and the then stockholders of Bimeco, Inc.


                                    ARTICLE X
                            DELIVERIES AT THE CLOSING

     Section 10.1. Deliveries to the MEDIQ Parties. Contemporaneously or substantially contemporaneously with the execution of this Agreement:

     (a) Opinion of Counsel. The Company has caused Porter & Hedges, counsel for the Company and the Principal Stockholders, to deliver an opinion dated the date of the Closing in the form attached hereto as Exhibit H, and PENMAN has caused Altheimer & Gray, counsel to PENMAN to deliver an opinion dated the date of the Closing in the form attached hereto as Exhibit I.

     (b) Required Consents. The Company has delivered certain executed consents and approvals of Governmental Entities and third persons required to be obtained in connection with the transactions contemplated hereby.

     (c) Escrow Agreement. The Escrow Agent and Stockholders' Agents have executed and delivered the Escrow Agreement.

     (d) Satisfactory Instruments. The MEDIQ Parties have received, in form and substance reasonably satisfactory to MEDIQ and its counsel, all instruments and documents required on the part of the Principal Stockholders, the Company or any Subsidiary to effectuate and consummate the transactions contemplated hereby.

     (e) Stockholder Approval and Deliveries. The MEDIQ Parties have received evidence from the Company that fewer than fourteen percent (14%) of the outstanding shares of Common Stock are eligible to become Dissenting Shares.

     (f) PrimeSource Agreement. The MEDIQ Parties have received from the Company evidence that the Company and PrimeSource have executed and delivered the PrimeSource Agreement and are prepared to consummate the transactions contemplated thereby, including executed copies of all the agreements and instruments contemplated to be delivered at the closing of the PrimeSource Transaction, evidence that PrimeSource has received adequate financing for the transactions contemplated by the PrimeSource Agreement and a certificate certifying that all conditions to PrimeSource's obligations have been satisfied.

     (g) FIRPTA Matters. The Company has delivered a statement (in such form as may be reasonably acceptable to MEDIQ's counsel) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the Treasury Regulations, and evidence that the Company shall have delivered to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the Treasury Regulations.

     (h) Officer's Certificate. The Company has delivered an executed certificate of an officer of the Company in form and substance satisfactory to MEDIQ certifying as to (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement and (iv) the incumbency of the officers executing this Agreement on behalf of the Company.

     (i) Good Standing Certificates. The Company has delivered for the Company and each Subsidiary, a certificate of the Secretary of State of their respective states of incorporation evidencing, as of a recent date, the good standing of the Company and each Subsidiary.

     (j) Resignations. The Company has delivered written resignations of the officers and directors of the Company and each Subsidiary and of the trustees, plan administrators and fiduciaries of the Plans, each in form acceptable to MEDIQ.

     (k) PrimeSource Letter. PrimeSource has delivered to MEDIQ the PrimeSource Letter Agreement.

     (l) Tax Matters Agreement. The parties thereto have executed and delivered the Tax Matters Agreement.

     (m) Joinder Agreement. PENMAN has executed and delivered the Joinder Agreement.

     (n) Capitalization of Intercompany Obligations. The Company has delivered evidence to MEDIQ that all intercompany obligations among the Company and the Subsidiaries have been capitalized and that such actions have been approved by all requisite corporate action.

     Section 10.2. Deliveries to the Company and the Principal Stockholders. Contemporaneously or substantially contemporaneously with the execution of this
Agreement:

     (a) Opinion of Counsel. The MEDIQ Parties have caused Dechert Price & Rhoads, counsel to the MEDIQ Parties, to deliver an opinion, dated the date of the Closing, in the form attached hereto as Exhibit J.

     (b) Escrow Agreement. MEDIQ/PRN has executed and delivered the Escrow Agreement.

     (c) Satisfactory Instruments. The MEDIQ Parties have delivered all instruments and documents required on the MEDIQ Parties' part to effectuate and consummate the transactions contemplated hereby in form and substance satisfactory to the Company and the Stockholders' Agents and their counsel.

     (d) MEDIQ Officer's Certificate. MEDIQ has delivered an executed certificate of an officer of MEDIQ in form satisfactory to the Company certifying as to (i) the Certificate of Incorporation of MEDIQ, (ii) the Bylaws of MEDIQ, (iii) the resolutions of the Board of Directors of MEDIQ authorizing the transactions contemplated by this Agreement and (iv) the incumbency of the officers executing this Agreement and any other instrument, agreement or document to be executed in connection herewith on behalf of MEDIQ.

     (e) MEDIQ/PRN Officer's Certificate. MEDIQ/PRN has delivered an executed certificate of an officer of MEDIQ/PRN in form satisfactory to the Company certifying as to (i) the Certificate of Incorporation of MEDIQ/PRN, (ii) the Bylaws of MEDIQ/PRN, (iii) the resolutions of the Board of Directors of MEDIQ/PRN authorizing the transactions contemplated by this Agreement and (iv) the incumbency of the officers executing this Agreement and any other instrument, agreement or document to be executed in connection herewith on behalf of MEDIQ/PRN.

     (f) Acquisition Corp. Officer's Certificate. Acquisition Corp. has delivered an executed certificate of an officer of Acquisition Corp. in form satisfactory to the Company certifying as to (i) the Certificate of Incorporation of Acquisition Corp., (ii) the Bylaws of Acquisition Corp., (iii) the resolutions of the Board of Directors of Acquisition Corp. authorizing the transactions contemplated by this Agreement and (iv) the incumbency of the officers executing this Agreement and any other instrument, agreement or document to be executed in connection herewith on behalf of Acquisition Corp.

     (g) Tax Matters Agreement. The parties thereto have executed and delivered the Tax Matters Agreement.

     (h) MEDIQ has executed and delivered the Joinder Agreement.

                                   ARTICLE XI
                                 INDEMNIFICATION

     Section 11.1. Indemnification by the Stockholders.

     (a) Each Stockholder (acting through the Stockholders' Agents pursuant to the terms of the Escrow Agreement) shall severally (to the extent of its, his or her Allocation Percentage of the Escrow Fund) indemnify, defend and hold harmless the MEDIQ Parties, the Company and their subsidiaries, officers and directors from and against any Damage (defined below) of or to the Company, any MEDIQ Party or their subsidiaries, officers and directors arising out of or resulting from any misrepresentation or breach of representation or warranty of the Company contained in this Agreement or in any agreement or statement or certificate furnished by the Company or any Stockholder to any MEDIQ Party pursuant hereto or in connection with the transactions contemplated hereby (it being understood and agreed that for purposes of calculating the amount of Damages incurred in connection with any such misrepresentation or breach of representation or warranty, any and all references to material or material adverse effect (or other correlative terms) shall be disregarded).

     For purposes of this Agreement, "Damages" means the aggregate amount of all damages, claims, losses, obligations, liabilities (including any governmental penalty, fines or punitive damages), deficiencies, interest, costs and expenses arising out of or relating to a matter and any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing, defending or responding to any litigation or proceeding, commenced or threatened) incident to such matter or to the enforcement of this Agreement, including, but not limited to, reasonable legal fees incurred by the party entitled to indemnification under this Agreement. The amount of any Damages under this Article XI shall (i) take into account any applicable insurance proceeds actually received by the indemnified party from an unaffiliated third party, and (ii) be net of any Tax benefit if and when actually realized (as offset by any Tax burden resulting from the matter for which a claim is asserted or from the indemnification) that accrues to such indemnified party in respect of the matter for which a claim is asserted; provided, that no indemnified party under this Article XI shall be required solely for the purpose of realizing a benefit to take any Tax position that could have an adverse effect on such indemnified party if taken; provided, further, that the indemnified party shall not be required to disclose its (or its affiliates) Tax returns, work papers or other information with respect to the preparation of such returns, but shall be required to disclose the foregoing only to a nationally recognized accounting firm.

     Although all the Stockholders are not parties to this Agreement, this
Section 11.1 relates to the Escrow Fund provided for in the Escrow Agreement entered into by the Stockholders' Agents on behalf of all the Stockholders.

     (b) Each Principal Stockholder hereby agrees to severally indemnify the MEDIQ Parties, the Company and their subsidiaries, officers and directors from and against:

          (i) any Damage of or to the Company, any MEDIQ Party or their subsidiaries, officers and directors arising out of or resulting from (A) any breach of warranty or inaccurate or erroneous representation made severally by such Principal Stockholder in Article V, (B) any breach or default in the performance by such Principal Stockholder of any covenant or agreement made severally by such Principal Stockholder in this Agreement, and (C) any breach of warranty or inaccurate or erroneous representation in
     Section 4.2 or Section 4.3; provided, however, that the obligation of each Principal Stockholder to indemnify the MEDIQ Parties under this clause (C) shall be limited to such Principal Stockholder's Allocation Percentage multiplied by the lesser of (x) the aggregate Damages suffered or incurred by the MEDIQ Parties as a result of all breaches of warranty or inaccurate or erroneous representations in Section 4.2 and Section 4.3 and (y) the Aggregate Closing Consideration.

          (ii) any Damage of or to the Company, any MEDIQ Party or their subsidiaries, officers and directors arising out of or resulting from any untrue, inaccurate or erroneous representation or warranty made by the Company in Article IV of this Agreement which such Principal Stockholder caused or permitted to be made with a willful or fraudulent intent to deceive.

          (iii) any and all Damages of or to the Company, any MEDIQ Party or their subsidiaries, officers and directors (A) related to the assets, liabilities and businesses acquired by PrimeSource in connection with the PrimeSource Transaction and (B) related to the PrimeSource Agreement and the transactions contemplated thereby, in each case other than with respect to the obligation of the MEDIQ Parties to consummate the PrimeSource Transaction and pay any portion of the Acute Care Consideration actually received by HTD Management to the Stockholders in accordance with the terms set forth in the PrimeSource Agreement; provided, however, that the obligation of each Principal Stockholder to indemnify the MEDIQ Parties under this clause (iii) shall be limited to each such Principal Stockholder's Allocation Percentage multiplied by the lesser of (x) the aggregate Damages suffered or incurred by the MEDIQ Parties as described in this clause (iii) and (y) the Aggregate Closing Consideration.

     (c) Time Limit on Certain Indemnification Claims. No action or claim for Damages pursuant to Section 11.1(a) shall be brought or made after the expiration of an 18-month period from the Closing Date or, if MEDIQ has not submitted claims (excluding claims which have been resolved favorably to the Stockholders before the first anniversary of the Closing Date) against the Escrow Fund aggregating at least $1.25 million on or before the 12-month anniversary of the date hereof, then after the expiration of such 12-month period from the Closing Date, except any claims which have been the subject of a written notice from any MEDIQ Party or the Company to the Stockholders' Agents prior to the expiration of any of the foregoing periods, which notice specifies in reasonable detail the nature of the claim.

     (d) Limitations on Liability. Subject to the terms of this Agreement, the Company, the MEDIQ Parties and their affiliates (i) shall not recover Damages pursuant to Section 11.1(a) unless the cumulative total of Damages under Section 11.1(a) exceeds $100,000, and then only to the extent of such excess and (ii) shall not recover damages in excess of the Escrow Fund for any and all Damages under Section 11.1(a); provided, that no limitation provided in Section 11.1(d)(i) shall apply to (A) the breach of Section 4.9(u) or (B) the breach of any of the representations, warranties and covenants contained herein or in agreements under this Agreement or in any statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby if such representation or warranty was willfully breached or made with intent to deceive, or with actual knowledge that it contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading or if such covenant was willfully breached.

     (e) Sources of Recovery. The Escrow Fund shall be the exclusive source of funds for the recovery of Damages pursuant to Section 11.1(a). The Escrow Fund shall also be a source of funds for the recovery of Damages pursuant to Section 11.1(b) (other than Damages pursuant to clause (B) of Section 11.1(b)(i)), but is not the exclusive source for such funds.

     Section 11.2. Indemnification by the MEDIQ Parties

     (a) Each of the MEDIQ Parties hereby agrees to indemnify and hold harmless the Stockholders from and against:

          (i) any Damage of or to any Stockholder arising out of or resulting from any misrepresentation or breach of representation or warranty of the MEDIQ Parties contained in Article VII of this Agreement or in any agreement or statement or certificate furnished by a MEDIQ Party to the Stockholders pursuant hereto or in connection with the transactions contemplated hereby; and

          (ii) any Damage of or to any Stockholder arising out of or resulting from any breach or non-fulfillment of any covenant or agreement of any MEDIQ Party contained in this Agreement or in any agreement or statement or certificate furnished or to be furnished to the Principal Stockholders pursuant hereto or in connection with the transactions contemplated hereby.

     (b) MEDIQ hereby agrees to indemnify and hold harmless PENMAN from and against any damage of or to PENMAN arising out of or resulting from any misrepresentation or breach of representation or warranty of MEDIQ contained
Article VIII of this Agreement.

     Section 11.3. Notice and Procedure for Indemnification.

     (a) A party seeking indemnification pursuant to Section 11.1 or 11.2 of this Agreement (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by a third party which is not an affiliate of any party hereto in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby.

     (b) Except as otherwise provided in Section 11.3, the Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement or assertion of any Third Party Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (i) the defense of such Third Party Claim by the Indemnifying Party will not, in the judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party, (ii) the Indemnifying Party has sufficient financial resources, in the judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result, (iii) the Third Party Claim solely seeks (and continues to seek) monetary damages and (iv) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim (the conditions set forth in clauses (i) through (iv) are collectively referred to as the "Litigation Conditions"). If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 11.3, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 11.3, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) the Litigation Conditions cease to be met or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith.

     (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

     (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim (i) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Third Party Claim, (ii) which grants any injunctive or equitable relief or (iii) which may reasonably be expected to have a material adverse effect on the affected business of the Indemnified Party. The Indemnified Party shall have the right to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Party.

     (e) Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     Section 11.4. Exclusive Remedy. Following the Closing, the rights to indemnification under this Agreement shall be the exclusive remedy for the parties with respect to any Damages related to the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby (other than in respect of any confidentiality agreement between the parties) and none of the parties shall be entitled to pursue, and each hereby expressly waives as of the Closing, any and all other rights that may otherwise be available to it either at law or in equity with respect thereto, except in respect of fraud or securities law violations.

                                   ARTICLE XII
                                   TAX MATTERS

     Section 12.1. Tax Matters Agreement; Termination of Tax Sharing Agreement. Concurrently with the execution of this Agreement, MEDIQ/PRN, and PrimeSource are entering into a Tax Matters Agreement (the "Tax Matters Agreement"), setting forth certain rights and responsibilities of the parties to the Tax Matters Agreement concerning certain federal and state Tax matters. Except as otherwise provided in Tax Matters Agreement, all tax sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the Company and/or a Subsidiary and any other person and any obligations thereunder shall terminate as of the Closing Date and the Company and the Subsidiaries shall have no liability thereunder for any and all amounts due in respect of periods ending on or before the Closing Date.

     Section 12.2. Tax Effect of Payments. MEDIQ and the Stockholders agree that any indemnification payments made pursuant to this Agreement shall be treated for all purposes as an adjustment to the General Merger Consideration and PENMAN Merger Consideration unless otherwise required by applicable Law.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     Section 13.1. Amendment and Modification. This Agreement may not be amended without the written consent of the MEDIQ Parties, the Company and the Stockholder's Agent acting on behalf of the Stockholders. This Agreement may be amended as permitted by Section 251 of the DGCL, notwithstanding the Stockholders' approval of this Agreement. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any subsequent such occurrence.

     Section 13.2. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given if delivered to the party personally, at the time of delivery, if sent to the party by telecopy, upon receipt of confirmation of good transmission, or if by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below (or at such other address for a party as shall be specified by like notice):

     (a) if to a Principal Stockholder, to the address for such Principal Stockholder set forth below such Principal Stockholder's signature,


                            with a copy to:

                            Porter & Hedges, L.L.P.
                            700 Louisiana, 35th Floor
                            Houston, Texas 77002
                            Attention:  James M. Harbison, Jr.
                            Facsimile:  713-226-0204


     (b) if to any other Stockholder, to the Stockholders' Agents as follows:

                            PENMAN Private Equity and Mezzanine Fund, L.P. 333 West Wacker Drive, Suite 510
                            Chicago, Illinois  60606
                            Attention:  Kelvin J. Pennington
                            Facsimile:  312-346-1801

                            Equus II Incorporated
                            2929 Allen Parkway, 25th Floor
                            Houston, Texas  77019
                            Attention:  Nolan Lehmann
                            Facsimile:  715-529-9545

                            Regis Farrell
                            P.O. Box 787 (Street Address:
                            836 Point Seaside Drive) (Overnight)
                            Crystal Beach, FL   34681

     (c) If to the Company or MEDIQ, to:

                            MEDIQ/PRN Life Support Services, Inc.
                            One Mediq Plaza
                            Pennsauken, NJ  08110
                            Attention:  Alan S. Einhorn, Esquire,
                            General Counsel
                            Facsimile:  609-661-0958
                            with a copy to:

                            Dechert Price & Rhoads
                            4000 Bell Atlantic Tower

                            1717 Arch Street
                            Philadelphia, PA 19103
                            Attention:  Henry N. Nassau, Esquire
                            Facsimile:  215-994-2222


     Section 13.3. Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 13.4. Entire Agreement; No Third Party Beneficiaries. This Agreement and all schedules and documents delivered hereunder constitute the entire agreement and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof and thereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that (i) all persons indemnified under Article IX of this Agreement shall be entitled to the benefits of Article IX and (ii) all Stockholders shall be entitled to the benefits of Section 9.11 of this Agreement.

     Section 13.5. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, (i) such provision shall be modified in scope to permit the party in whose favor such provision was reasonably intended to operate to obtain the maximum benefit permissible under applicable law or policy and (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 13.6. Nature and Survival of Representations. The representations, warranties, covenants and agreements of the parties contained in this Agreement, and all statements contained in this Agreement or schedule hereto shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. Subject to Section 12.1, all such representations, warranties, covenants and agreements shall survive the Closing. The Company acknowledges that its representations and warranties in this Agreement shall not be affected or mitigated by any investigation conducted by the MEDIQ Parties or their representatives prior to Closing or any knowledge of the MEDIQ Parties.

     Section 13.7. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF GENERAL JURISDICTION SITTING IN THE STATE OF ILLINOIS AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT

OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN THE COURTS OF THE STATE OF ILLINOIS AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 13.8. Successors and Assigns; Assignment. This Agreement shall be binding on the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                            HTD CORPORATION


                            By: /s/ Regis Farrell
                                --------------------------------------
                                Name:  Regis Farrell
                                Title:  President


                            HTD MANAGEMENT, INC.


                            By: /s/ Regis Farrell
                                --------------------------------------
                                Name: Regis Farrell
                                Title:  Chief Executive Officer



                            MEDIQ INCORPORATED


                            By: /s/ Alan S. Einhorn
                                --------------------------------------
                                Name:  Alan S. Einhorn
                                Title:  Vice President


                            MEDIQ/PRN LIFE SUPPORT SERVICES, INC.


                            By: /s/ Alan S. Einhorn
                                --------------------------------------
                                Name: Alan S. Einhorn
                                Title: Vice President


                            HTD ACQUISITION CORPORATION

                            By: /s/ Alan S. Einhorn
                                --------------------------------------
                                Name: Alan S. Einhorn
                                Title:  Vice President

                            PRINCIPAL STOCKHOLDERS:

                            PENMAN PRIVATE EQUITY AND
                            MEZZANINE FUND, L.P.

                            By: PENMAN Asset Management, L.P.,
                            the general partner

                            By: /s/ Lawrence C. Manson, Jr.
                                --------------------------------------------
                                Lawrence C. Manson, Jr., a general
                                partner


                            EQUUS II INCORPORATED


                            By: /s/ Nolan Lehmann
                                --------------------------------------------
                                Name:  Nolan Lehmann
                                Title:  President


                                /s/ Robert A. Butterworth
                                --------------------------------------------
                                Robert A. Butterworth


                                /s/ Marvin L. Marks
                                --------------------------------------------
                                Marvin L. Marks


                                /s/ Regis Farrell
                                --------------------------------------------
                                Regis Farrell


                                /s/ William C. Klintworth, Jr.
                                --------------------------------------------
                                William C. Klintworth, Jr.


                            R. TUCKER COOP FAMILY TRUST


                            By: /s/ R. Tucker Coop
                                --------------------------------------------
                                Name:  R. Tucker Coop


                                /s/ Roberta Gressman
                                --------------------------------------------
                                Roberta Gressman

                                /s/ Michael K. Campbell
                                --------------------------------------------
                                Michael K. Campbell


                                /s/ Gary R. Baily
                                --------------------------------------------
                                Gary R. Baily


                                /s/ Robert A. Zimardo
                                --------------------------------------------
                                Robert A. Zimardo


                            STEPHEN E. FARROW AND NANCY J. FARROW TRUST


                            By: /s/ Stephen E. Farrow
                                --------------------------------------------
                                Name:  Stephen E. Farrow
                                Title:  Trustee


                            STEPHEN E. FARROW AND NANCY J.
                            FARROW CHARITABLE TRUST


                            By: /s/ Stephen E. Farrow
                                --------------------------------------------
                                Name: Stephen E. Farrow
                                Title: Trustee

                                /s/ Lance C. Rund
                                --------------------------------------------
                                Lance C. Rund


                                /s/ James A. Pearson
                                --------------------------------------------
                                James A. Pearson


                            CHILD HEALTH INVESTMENT CORPORATION


                            By: /s/ Craig F. Fischer
                                --------------------------------------------
                                 Name:  Craig F. Fischer
                                 Title:  Chief Operating Officer


                                /s/ Richard Sorrento
                                --------------------------------------------
                                Richard Sorrento

                                /s/ Ron Sokolowski
                                --------------------------------------------
                                Ron Sokolowski


                                /s/ Walter D. Wallach
                                --------------------------------------------
                                Walter D. Wallach


                                /s/ Mark A. Jungers
                                --------------------------------------------
                                Mark A. Jungers


                                /s/ Bradford C. Bond
                                --------------------------------------------
                                Bradford C. Bond


                            THE RICHARD H. PERRY FAMILY TRUST


                            By: /s/ Richard H. Perry
                                --------------------------------------------
                                Name:  Richard H. Perry
                                Title:  Trustee


                            PARK CITY COMMUNITY CHURCH


                            By: /s/ Brian E. Ward
                                --------------------------------------------
                                Name:  Brian E. Ward
                                Title:  President



                            ROBERT R. MCCLENDON AND MARSHA B.
                            MCCLENDON FAMILY TRUST


                            By: /s/ Robert R. McClendon
                                --------------------------------------------
                                 Name:  Robert R. McClendon
                                 Title:  Trustee

                                /s/ John B. Benear, II
                                --------------------------------------------
                                John B. Benear, II

                            KLINTWORTH FAMILY TRUST


                            By: /s/ William C. Klintworth, Jr.
                                --------------------------------------------
                                Name:  William C. Klintworth, Jr.


                            E. L. KLINTWORTH REVOCABLE TRUST


                            By: /s/ William C. Klintworth, Jr.
                                --------------------------------------------
                                Name:  William C. Klintworth, Jr.


                            ROYCE MEDICAL CO.


                            By: J. Haines
                                --------------------------------------------
                                Name:  J. Haines
                                Title:  President and Chief Operating Officer

                                /s/ Stephen W. Walls
                                --------------------------------------------
                                Stephen W. Walls


                                /s/ Rick Sullivan
                                --------------------------------------------
                                Rick Sullivan


                                /s/ Randy Prude
                                --------------------------------------------
                                Randy Prude


                                /s/ Gary M. Glasscock
                                --------------------------------------------
                                Gary M. Glasscock


                                /s/ Terry Handsel
                                --------------------------------------------
                                Terry Handsel


                            JOEL D. SPUNGIN REVOCABLE TRUST


                            By: /s/ Joel D. Spungin
                                --------------------------------------------
                                Name:  Joel D. Spungin

By execution of this Agreement in the space provided below, the undersigned agree to act as Stockholders Agents in accordance with this Agreement.



                            The STOCKHOLDERS AGENTS in such capacity:


                            PENMAN PRIVATE EQUITY AND
                            MEZZANINE FUND, L.P.

                            By: PENMAN ASSET MANAGEMENT, L.P.,
                                the general partner


                            By: /s/ Lawrence C. Manson, Jr.
                                --------------------------------------------
                                Lawrence C. Manson, Jr., a general
                                partner


                            EQUUS II INCORPORATED


                            By: /s/ Nolan Lehmann
                                --------------------------------------------
                                Name:  Nolan Lehmann
                                Title:  President


                                /s/ Regis Farrell
                                --------------------------------------------
                                Regis Farrell